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LICENSE AGREEMENT

BY AND BETWEEN

GENENTECH, INC.,

F. HOFFMANN-LA ROCHE, LTD

AND

ARRAY BIOPHARMA INC.

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1.37	“Infringement”	6
1.38	“Initiate Clinical Development”	7
1.39	“Jointly Prosecuted and Maintained Patent”	7
1.40	“Know-How”	7
1.41	“License To Genentech”	7
1.42	“Licensed Product”	7
1.43	“Major EU Country”	7
1.44	“Milestone Amount”	7
1.45	“Milestone Event”	7
1.46	“Milestone Payment”	7
1.47	“Milestone Table”	7
1.48	“Net Sales”	8
1.49	“Owned or Controlled by Array”	8
1.50	“Owned or Controlled by Genentech”	8
1.51	“Patents”	8
1.52	“Phase II Clinical Trial”	8
1.53	“Phase III Clinical Trial”	8
1.54	“Product Enablement Package”	8
1.55	“Product Enablement Package Request”	9
1.56	“Program Manager”	9
1.57	“Receiving Party”	9
1.58	“Regulatory Approval”	9
1.59	“Royalty Adjustments”	9
1.60	“Royalty Payment”	9
1.61	“Royalty Rate”	9
1.62	“Royalty Report”	9
1.63	“Royalty Term”	9
1.64	“Sales”	9
1.65	“Sales Deductions”	9
1.66	“Satisfy the Compound Criteria”	9
1.67	“Sublicensee”	9
1.68	“Target”	9
1.69	“Termination Date”	10
1.70	“Territory”	10
1.71	“Third Party”	10
1.72	“Third Party IP”	10
1.73	“Third Party License Agreement”	10
1.74	“Third Party Payments”	10
1.75	“Transferred Technology and Materials”	10
1.76	“Treatment Regimen”	10
1.77	“Upfront Payment”	10

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Article 2 Program Managers; Technology and Material Transfer		10

2.1	Program Managers	10
2.2	Technology and Material Transfer	10

Article 3 Alliance Managers; Rights and Responsibilities of the Parties		11

3.1	Alliance Managers	11
3.2	Mutual Rights and Responsibilities	12
3.3	Genentech’s Rights and Responsibilities	12
3.4	Array’s Rights and Responsibilities	13
3.5	Genentech Option for Array to Perform CMC Activities	14

Article 4 Licenses		14

4.1	License To Genentech	14
4.2	Maintenance of Intellectual Property	15
4.3	No Implied Licenses	16

Article 5 Payments by Genentech to Array		17

5.1	Upfront Payment	17
5.2	Milestones	17
5.3	Royalties	20

Article 6 Financial Reports, Audits and Other Financial Provisions		22

6.1	Calculation of Net Sales	22
6.2	Royalty Reports	24
6.3	Payment Related Provisions	25
6.4	Records, Audits and Other Financial Provisions	26

Article 7 Intellectual Property		27

7.1	Disclosures of IP	27
7.2	Patent Prosecution and Maintenance	27
7.3	Patent Interferences	29
7.4	CREATE Act	29
7.5	Limitation on Rights and Obligations With Respect to IP	29
7.6	Bankruptcy Matters	30

Article 8 Enforcement and Defense of IP; Defense of Third Party Infringement Claims		30

8.1	Notice	30
8.2	Enforcement of IP	30
8.3	Defense of Patents	31
8.4	Defense of Third Party Infringement Claims	31

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Article 9 Confidentiality		32

9.1	Disclosure and Use of Confidential Information	32
9.2	Exceptions	32
9.3	Authorized Disclosures	32
9.4	Continuing Obligation	34
9.5	Termination of Prior Confidentiality Agreements	34

Article 10 Public Disclosures; Use of Names		34

10.1	Press Releases and Other Public Disclosures	34
10.2	Use of Names	36

Article 11 Term; Termination		36

11.1	Term	36
11.2	Termination for Material Breach	36
11.3	Termination for Convenience	37
11.4	Effects of Termination or Expiration	37
11.5	Accrued Rights and Obligations	39
11.6	Survival	39

Article 12 Representations and Warranties		40

12.1	Array Representations and Warranties	40
12.2	Genentech Representations and Warranties	41
12.3	Disclaimers	42

Article 13 Indemnification; Limitation on Liability; Insurance		42

13.1	Indemnification	42
13.2	Limitation on Liability	44
13.3	Insurance	44

Article 14 Dispute Resolution		45

14.1	Internal Resolution	45
14.2	Arbitration	45
14.3	Subject Matter Exclusions	47

Article 15 Miscellaneous		47

15.1	Notices	47
15.2	Governing Law	49
15.3	Actions of Affiliates	49
15.4	Assignment	49
15.5	Force Majeure	49
15.6	Relationship of the Parties	50
15.7	Amendment; Waiver	50

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15.8	Construction; Captions	50
15.9	Severability	50
15.10	Entire Agreement	50
15.11	Counterparts; Facsimiles	50

Exhibits

Exhibit A	Listed Array Technology and Materials
Exhibit B	Press Release
Exhibit C	Listed Compounds
Exhibit D	Compound Assay & Compound Criteria
Exhibit E	Listed Patents
Exhibit F	Specifications for Clinical Materials (ARRY-575)

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LICENSE AGREEMENT

THIS LICENSE AGREEMENT (“Agreement”) is made and entered into, effective as of August 5, 2011 (“Effective Date”), by and between Genentech, Inc., a Delaware corporation, having a principal place of business at 1 DNA Way, South San Francisco, California 94080 (“GNE”); F. Hoffmann-La Roche, Ltd, having a principal place of business at Grenzacherstrasse 124, CH 4070 Basel, Switzerland (“Roche”) (GNE and Roche together referred to as “Genentech”) and Array BioPharma Inc., a Delaware corporation, having a principal place of business at 3200 Walnut Street, Boulder, Colorado 80301 (“Array”).  Genentech and Array are each referred to, individually, as a “Party” and, collectively, as the “Parties.”

RECITALS

A.        Array and Genentech each possess certain proprietary compounds that bind to and inhibit a particular Target (as defined below);

B.         Array and Genentech each possess certain intellectual property rights related to such compounds; and

C.        Array and Genentech wish to contribute certain of their respective such compounds to a program under this Agreement, pursuant to which Genentech would engage in the research, development, manufacture and sale of pharmaceutical products containing such compounds.

AGREEMENT

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Genentech and Array agree as follows:

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Article 1
Definitions

Capitalized terms used in this Agreement shall have the meanings set forth below, unless otherwise specifically indicated.

1.1       “Accounting Standard” means, with respect to a given Party (or Sublicensee) either the (a) International Financial Reporting Standards (“IFRS”) or (b) United States generally accepted accounting principles (“GAAP”), in either case, that is currently used at the applicable time by, and as consistently applied by, such Party (or Sublicensee).

1.2       “Affiliate” of a Party means any company, corporation or other business entity that is controlled by, controlling, or under common control with such Party.  For purposes of this definition, “control” of a business entity (including “controlled by,” “under common control with” or the like) means direct or indirect beneficial ownership of more than fifty percent (50%) interest in the voting stock (or the equivalent) of such business entity or having the right to direct, appoint or remove a majority of members of its board of directors (or their equivalents) or having the power to control the general management of such business entity, by law or contract.  Notwithstanding the foregoing, for purposes of this Agreement, Chugai Pharmaceutical Co., Ltd, (for purposes of this definition, “Chugai”) and all business entities controlled by Chugai shall not be considered Genentech Affiliates, unless and until Genentech elects to include one or more of such business entities as a Genentech Affiliate, by providing written notice to Array of such election.

1.3       “Alliance Manager” is defined in Section 3.1.

1.4       “Annual Development Report” is defined in Section 3.3(d).

1.5       “Array Compound” means a Compound that, as between the Parties, is solely Owned or Controlled by Array.

1.6       “Array Companion Diagnostic IP” means (a) Array Existing IP and (b) all Patents and Know-How that are both (i) during the term of the Agreement, Owned or Controlled by Array and (ii) reasonably necessary to make, use, sell, offer for sale or import Companion Diagnostics, in each case, with respect to Third Party IP, subject to Section 4.2(b) and Section 4.2(c), as applicable.

1.7       “Array Existing IP” means all Patents and Know-How that are both (a) as of the Effective Date, Owned or Controlled by Array and (b) necessary or useful to make, use, sell, offer for sale or import Compounds, Licensed Products and/or Companion Diagnostics.  For

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purposes of this Agreement, any Patents and Know-How Controlled by Array by virtue of a license granted to Array in a Third Party License Agreement entered into prior to the Effective Date shall be deemed to be have been granted to Array as of the Effective Date.

1.8       “Array Future IP” means all Patents and Know-How (excluding Array Existing IP) that are both (a) during the term of the Agreement, Owned or Controlled by Array and (b) reasonably necessary to make, use, sell, offer for sale or import Compounds.

1.9       “Array IP” means Array Existing IP and Array Future IP, in each case, with respect to Third Party IP, subject to Section 4.2(b) and Section 4.2(c), as applicable.

1.10     “Array Licensed Product” means a Licensed Product that contains an Array Compound.

1.11     “Array Technology and Materials” means all Know-How and materials:

(a)        listed on Exhibit A; and

(b)        if not listed on Exhibit A, that are both (i) as of the Effective Date, Owned or Controlled by Array and (ii) reasonably necessary for Genentech to manufacture, develop and commercialize Compounds and/or Licensed Products, including (A) regulatory filings and supporting documents; (B) Clinical Materials (ARRY-575); and (C) study reports that support an IND filing by Genentech for a Licensed Product that contains ARRY-575.

1.12     “ARRY-575” means the compound that Array refers to internally by such designation as of the Effective Date.

1.13     “Bankruptcy Code” means Title 11 United States Code, or any comparable bankruptcy and insolvency laws in any jurisdiction.  References in this Agreement to particular paragraphs or other sections of the Bankruptcy Code shall refer to the United States Bankruptcy Code and, with respect to the Bankruptcy Code of another jurisdiction, shall be interpreted to the extent applicable to such Bankruptcy Code mutatis mutandis.

1.14     “Business Day” means a day, other than a Saturday, Sunday or day on which commercial banks located in the city of the principal place of business of a Party are authorized or required by law or regulation to close.

1.15     “Clinical Materials (ARRY-575)” means the ARRY-575 drug materials produced by or on behalf of Array for phase I clinical trials.

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1.16     “Commercially Reasonable Efforts” means, with respect to development and commercialization of a Licensed Product, Genentech’s use of those efforts and resources, consistent with the exercise of prudent scientific and business judgment, as are applied by Genentech to other pharmaceutical products of comparable commercial potential, stage of medical/scientific development, probability of technical success, technical and regulatory profile and patent protection, in a particular geographic locale.

1.17     “Companion Diagnostic” means any product or service that:

(a)        identifies a person having a disease or condition, or a molecular genotype or phenotype that predisposes a person to such disease or condition, for which a Licensed Product could be used to treat and/or prevent such disease or condition;

(b)        defines the prognosis or monitors the progress of a disease or condition in a person for which a Licensed Product could be used to treat and/or prevent such disease or condition;

(c)        is used to select a Licensed Product alone or as part of a therapeutic or prophylactic regimen; and/or

(d)        is used to predict or confirm a Licensed Product’s biological activity and/or to optimize dosing or the scheduled administration of a Licensed Product.

1.18     “Companion Diagnostic For Disease” means any Companion Diagnostic within clause (a) or clause (b) of the definition of Companion Diagnostic.

1.19     “Companion Diagnostic For Target” means any Companion Diagnostic within clause (c) or clause (d) of the definition of Companion Diagnostic.

1.20     “Compound” means:

(a)        ARRY-575, GDC-0425 and the other compounds listed on Exhibit C; and

(b)        any compound with a molecular weight of two thousand (2,000) unified atomic mass units or less that:

(i)         is Owned or Controlled by Array or Owned or Controlled by Genentech and that, at any time during the term of the Agreement, Satisfies the Compound Criteria and is contained in a product for which Array or Genentech (or any of their respective (A) Included Affiliates or (B) collaborators, licensees or other parties on their behalf, in each

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case in this clause (B), under an agreement with Array or Genentech (as the case may be) entered into on or after the Effective Date) Initiates Clinical Development; or

(ii)        is Owned or Controlled by Genentech and that, at any time during the term of the Agreement, Satisfies the Compound Criteria and Genentech elects to include as a Compound by providing written notice to Array of such election.

References in this Agreement to “a unique Compound (or compound),” “the same Compound (or compound)” or the like mean a particular Compound (or compound) that has a unique chemical structure (which includes the salts, solvates, isomers, polymorphs and prodrugs of such Compound (or compound)).

1.21     “Compound Assay” means one or more assays, as set forth on Exhibit D, subject to amendment under Section 3.2(a).  Each such assay, individually, and all such assays, collectively, are referred to as the Compound Assay.

1.22     “Compound Criteria” means, with respect to a given Compound Assay, the criteria associated with such Compound Assay, as set forth on Exhibit D, subject to amendment under Section 3.2(a).

1.23     “Confidential Information” (of given Party) means nonpublic information that is disclosed in connection with this Agreement (whether orally, electronically, visually or in writing) by or on behalf of such Party to the other Party or its designee (including, an Affiliate).  Notwithstanding anything to the contrary, the terms and conditions of this Agreement are the Confidential Information of both Parties.

1.24     “Controlled Affiliate” of a Party means an Affiliate of such Party that is controlled by such Party as of the relevant date, where “controlled by” is as defined in the definition of Affiliate.

1.25     “Controlled by” or “Control,” or the like, means the possession by a party of, (a) with respect to materials or information, the right to physical possession of those items and, to the extent provided in this Agreement, the right of such party to use those items and/or provide them to a Party or a Third Party or (b) with respect to intellectual property rights, to the extent provided in this Agreement, the right of such party to exploit such rights and/or the right to grant to a Party or Third Party a license, sublicense or other right to exploit, in the case of either (a) or (b), without violating (i) any law or governmental regulation or (ii) the terms of any agreement with a Third Party that exists as of the Effective Date or, if such right is acquired after the Effective Date, as of the date such party first acquired possession of such right.

1.26     “Disclosing Party” is defined in Section 9.1.

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1.27     “Dispute” or “Disputed Matter,” or the like, means any disagreement, controversy, claim or legal proceeding arising out of or relating to this Agreement, or the breach, termination or invalidity thereof.

1.28     “Dispute Resolution Provisions” means the provisions for resolving Disputes set forth in Article 14.

1.29     “Dosed” is defined in Section 5.2(b).

1.30     “Exclusivity Obligations” is defined in Section 3.4(c).

1.31     “Field” means any use.

1.32     “First Commercial Sale” means, with respect to a given Licensed Product in a particular country, the first bona fide sale of such Licensed Product in such country, by or under authority of Genentech or a Sublicensee, which sale is included in the calculation of Net Sales.  The date of sale of a Licensed Product shall be deemed to occur on the later of (a) the date such Licensed Product is shipped or (b) the date of the invoice to the purchaser of such Licensed Product.

1.33     “GDC-0425” means the compound that GNE refers to internally by such designation as of the Effective Date.

1.34     “Genentech IP” means all Patents and Know-How that are both (a) as of the relevant date, Controlled by Genentech and (b) necessary or useful to make, use, sell, offer for sale or import Compounds, Licensed Products and/or Companion Diagnostics.

1.35     “Included Affiliate” of a Party means an Affiliate of such Party that (a) as of the Effective Date, is an Affiliate of such Party or (b) prior to the fourth anniversary of the Effective Date, becomes an Affiliate of such Party because such Party controls such Affiliate, or, in the case of Genentech, such Affiliate is controlled by an entity that controls Genentech as of the Effective Date, where “controls” and “controlled by” are as defined in the definition of Affiliate.

1.36     “IND” means an investigational new drug application filed with the United States Food and Drug Administration pursuant to 21 CFR Part 312 before commencing clinical trials with a product, or any comparable filing with a relevant regulatory authority in any jurisdiction, together with any additions, deletions and supplements thereto.

1.37     “Infringement” is defined in Section 8.1.

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1.38     “Initiate Clinical Development” or “Initiating Clinical Development,” or the like, means, with respect to a given product, to file an IND for such product to the relevant regulatory authority.  With respect to a product that is acquired by a Party from a Third Party (whether acquired under a license from such Third Party or otherwise) after the Effective Date, if an IND for such product was filed prior to such acquisition, and clinical development or commercialization remains on-going, Initiation of Clinical Development of such product shall be deemed to occur upon such acquisition.

1.39     “Jointly Prosecuted and Maintained Patent” is defined in Section 7.2(b).

1.40     “Know-How” means scientific or other technical information, including data, assays, protocols, methods, processes, techniques, unpublished patent applications, models, designs and databases.

1.41     “License To Genentech” means, collectively, the licenses granted by Array to Genentech under Section 4.1.

1.42     “Licensed Product” means a product, other than a Companion Diagnostic, that contains a Compound as an active ingredient.  References in the Agreement to “a given Licensed Product,” “each Licensed Product” or the like, mean a Licensed Product that contains a particular unique Compound that is not (and was not previously) contained in any other Licensed Product.  By way of example, but not limitation, if a first Licensed Product contains a single unique Compound (e.g., Compound X) and a subsequent (second) Licensed Product contains a different single unique Compound (e.g., Compound Y), a Licensed Product that contains Compound X and Compound Y is, for purposes of this Agreement, the same Licensed Product as such first Licensed Product.  By way of further example, but not limitation, a Licensed Product that contains Compound X and another different unique Compound (e.g., Compound Z) is, for purposes of this Agreement, yet a third Licensed Product that contains Compound Z.

1.43     “Major EU Country” means any one of the following countries: France, Germany, Italy, Spain and the United Kingdom.

1.44     “Milestone Amount” is a milestone amount set forth in the Milestone Table.

1.45     “Milestone Event” is a milestone event set forth in the Milestone Table.

1.46     “Milestone Payment” is defined in Section 5.2(a).

1.47     “Milestone Table” is the milestone table set forth in Section 5.2(c).

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1.48     “Net Sales” is defined in Section 6.1(c).

1.49     “Owned or Controlled by Array” means (a) owned or Controlled by Array or (b) owned or Controlled by an Array Included Affiliate.  Notwithstanding the foregoing, if any Array Affiliate (including one that is not an Included Affiliate) discovers or creates any compounds or intellectual property rights through the use of Array’s Know-How exclusively licensed under the License To Genentech or the use of Genentech’s Confidential Information, such compounds and intellectual property rights shall be deemed to be Owned or Controlled by Array as of the Effective Date and during the term of the Agreement.

1.50     “Owned or Controlled by Genentech” means (a) owned or Controlled by Genentech or (b) owned or Controlled by a Genentech Included Affiliate.  Notwithstanding the foregoing, if any Genentech Affiliate (including one that is not an Included Affiliate) discovers or creates any compounds or intellectual property rights through the use Array’s Know-How included in the License To Genentech or the use of Array’s Confidential Information, such compounds and intellectual property rights shall be deemed to be Owned or Controlled by Genentech as of the Effective Date and during the term of the Agreement.

1.51     “Patents” means all patents, patent applications, pipeline protections and invention certificates, in any country, including any reissues, extensions, supplementary protection certificates, registrations, divisions, continuations, continuations-in-part, reexaminations, substitutions or renewals thereof.

1.52     “Phase II Clinical Trial” means a study in humans, conducted by or on behalf of Genentech (or a Sublicensee), the principal purpose of which is a determination of safety and efficacy of a Licensed Product in patients with the disease or condition under study, as further described in 21 CFR. § 312.21(b), or a similar clinical study in a country other than the United States.

1.53     “Phase III Clinical Trial” means a study in humans, conducted by or on behalf of Genentech (or a Sublicensee), of the safety and efficacy of a Licensed Product that is prospectively designed, statistically powered and conducted to provide an adequate basis for obtaining Regulatory Approval for such Licensed Product for patients with the disease or condition under study, as further described in 21 CFR § 312.21(c) (as may be amended), or a similar clinical study in a country other than the United States.

1.54     “Product Enablement Package” means a package of particular Know-How and materials that (a) meet all the requirements described in Section 11.4(c)(i) and (b) are specified in writing by Array for inclusion in the Product Enablement Package under Section 11.4(c)(ii).

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1.55     “Product Enablement Package Request” is defined in Section 11.4(b)(iv).

1.56     “Program Manager” is defined in Section 2.1.

1.57     “Receiving Party” is defined in Section 9.1.

1.58     “Regulatory Approval” is defined in Section 5.2(b).

1.59     “Royalty Adjustments” is defined in Section 5.3(d).

1.60     “Royalty Payment” is defined in Section 5.3(a).

1.61     “Royalty Rate” is defined in Section 5.3(a).

1.62     “Royalty Report” is defined in Section 6.2.

1.63     “Royalty Term” is defined in Section 5.3(b).

1.64     “Sales” is defined in Section 6.1(b).

1.65     “Sales Deductions” is defined in Section 6.1(c).

1.66     “Satisfy the Compound Criteria” or “Satisfies the Compound Criteria,” or the like, means, with respect to a given compound, such compound would (if tested) satisfy the applicable Compound Criteria associated with each of the Compound Assays, whether or not such compound has actually been so tested at any particular time.  For clarity, if there is more than one Compound Assay, a given compound must satisfy the Compound Criteria of each Compound Assay to Satisfy the Compound Criteria.

1.67     “Sublicensee” means, with respect to a given Licensed Product: (a) a Third Party that is granted a license, sublicense or other right, under the License To Genentech or under other intellectual property rights Controlled by Genentech (or a Genentech Affiliate), to use and sell such Licensed Product (regardless of what other rights are or are not granted), including if granted to such Third Party directly by Genentech or indirectly through multiple tiers of sublicensees or (b) a Genentech Affiliate that exercises Genentech’s rights or performs Genentech’s obligations under this Agreement with respect to such Licensed Product (as permitted under Section 15.3), whether or not such Affiliate is expressly granted a license, sublicense or other right to conduct such activities.

1.68     “Target” means the kinase known as Chk1 (as identified in “Conservation of the Chk1 Checkpoint Pathway in Mammals: Linkage of DNA Damage to Cdk Regulation Through

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Cdc25,” Yolanda Sanchez, et al., Science 277, 1497 (1997) - hChk1 Sequence identified with GenBank accession number AF016582 and functional variants thereof), including (a) its full length protein; (b) any of the isoforms, orthologues, deletional, substitutional and/or insertional variants of such full length protein; and (c) any fragments of the foregoing in (a) or (b).

1.69     “Termination Date” means the effective date of termination of this Agreement.

1.70     “Territory” means worldwide.

1.71     “Third Party” means any person or entity other than a party to this Agreement.

1.72     “Third Party IP” means Patents and Know-How that are Controlled by a Party by virtue of a Third Party License Agreement.

1.73     “Third Party License Agreement” means an agreement entered into by a Party and a Third Party pursuant to which such Party is granted a license, sublicense or other right under Patents and/or Know-How of such Third Party.

1.74     “Third Party Payments” is defined in Section 5.3(d)(ii).

1.75     “Transferred Technology and Materials” is defined in Section 2.2(b).

1.76     “Treatment Regimen” is defined in Section 5.2(b).

1.77     “Upfront Payment” is defined in Section 5.1.

Article 2
Program Managers; Technology and Material Transfer

2.1       Program Managers. Promptly following the Effective Date, each Party shall designate an individual to act as its primary contact for matters related to the transfer of Array Technology and Materials (each, such Party’s “Program Manager”).  Either Party may replace its Program Manager at any time upon prior written notice (including by email) to the other Party’s Program Manager.

2.2       Technology and Material Transfer.

(a)        Transfer; Costs.  Within sixty (60) days after the Effective Date (unless otherwise agreed by Genentech or as otherwise specified on Exhibit A), Array shall complete the transfer to Genentech (and/or to a designated Third Party) of all Array Technology and

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Materials.  Any costs related to such transfer to Genentech (or a Genentech Affiliate) shall be borne by Array.  Any costs related to such transfer to a Third Party (other than a Genentech Affiliate) shall be borne by Genentech.

(b)        Documentation of Transferred Technology and Materials.  The Parties shall generate (and update as necessary) a written document, signed by both Program Managers, that identifies the particular Know-How and materials that Array transfers under Section 2.2(a) or that Array otherwise elects to include in such transfer or to transfer at another time (all such transferred Know-How and Materials, individually and collectively, “Transferred Technology and Materials”).

(c)        Tangible Materials.  The provisions of this Section 2.2(c) apply to tangible materials included in the Transferred Technology and Materials.  Except as otherwise expressly provided in this Agreement, as between the Parties, all right, title and interest in and to all such materials (and any intellectual property rights relating thereto) shall remain with Array.  Genentech (or a Third Party on behalf of Genentech) may use such materials only in connection with activities contemplated by this Agreement or in order to further the purposes of this Agreement; provided, however, any such Third Party shall be subject to a written agreement under which such Third Party is permitted to use such materials only on behalf of Genentech for such purposes.

(d)        Clinical Materials (ARRY-575).  On or before [ * ], Array shall deliver to Genentech’s Alliance Manager the “Certificate of Analysis” demonstrating that Clinical Materials (ARRY-575), of at least the quantity for such materials specified in item #1 on Exhibit A, meet the specifications for such materials specified on Exhibit F.  In the event that Array does not deliver the “Certificate of Analysis” on or before such date, Array shall [ * ].  [ * ].  In the event the Clinical Materials (ARRY-575) are not delivered when requested by Genentech as specified in item #1 on Exhibit A, [ * ] will be taken into account in determining other rights or remedies that Genentech may have at law or in equity or otherwise, in the event Genentech seeks compensation for such breach of delivery.

Article 3
Alliance Managers; Rights and Responsibilities of the Parties

3.1       Alliance Managers. Promptly following the Effective Date, each Party shall designate an individual to act as its primary contact for matters related to this Agreement, other than those matters for which other contacts are expressly provided in the Agreement (each, such Party’s “Alliance Manager”).  The Alliance Managers shall facilitate the resolution of issues and Disputes and, if possible, avert escalation of such matters.  Either Party may replace its

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Alliance Manager at any time upon prior written notice (including by email) to the other Party’s Alliance Manager.

3.2       Mutual Rights and Responsibilities.

(a)        Amendments to the Compound Assay.  At one Party’s written request to the other Party’s Alliance Manager, the Parties shall discuss amending the definition of the Compound Assay (and associated Compound Criteria) as reasonably required to meet the needs of the requesting Party.  The Parties agree that the definition of Compound Assay (and associated Compound Criteria) shall only be amended by a written document signed by both Parties, which document shall also specify the applicability of the previous and/or amended definitions in the context of particular (or all) references to the Compound Assay in this Agreement.

(b)        Costs.  Except as otherwise expressly provided in this Agreement, or agreed to by the Parties in writing, each Party shall be responsible for any costs it incurs in performing activities under this Agreement.

3.3       Genentech’s Rights and Responsibilities.

(a)        Research, Development and Commercialization.  As between the Parties, Genentech has the sole right and responsibility, under this Agreement, with respect to performing research, development and commercialization activities related to Compounds, Licensed Products and Companion Diagnostics (exclusively licensed to Genentech under the License To Genentech) in the Field in the Territory.

(b)        Manufacturing.  Except for materials transferred under Section 2.2, as between the Parties, Genentech has the sole right and responsibility, under this Agreement, with respect to manufacturing Compounds, Licensed Products and Companion Diagnostics (exclusively licensed to Genentech under the License To Genentech) for use or sale in the Field in the Territory.

(c)        Diligence.  Genentech shall use Commercially Reasonable Efforts to develop and commercialize at least one (1) Licensed Product, including exploring the full potential of such Licensed Product.  Activities performed by Sublicensees shall be considered activities performed by Genentech under this Agreement for purposes of determining whether Genentech is fulfilling its diligence obligations under this Section 3.3(c).

(d)        Annual Development Report; Updates.  Until the First Commercial Sale of any Licensed Product in the Territory, prior to each anniversary of the Effective Date, Genentech shall provide to Array’s Alliance Manager a written summary of Genentech’s

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pre-clinical and clinical progress on the development of Licensed Products (“Annual Development Report”).  In addition to the Annual Development Report and notices of the achievement of Milestone Events under Section 5.2(d), until the First Commercial Sale of any Licensed Product in the Territory, Genentech shall inform (including by email or orally) Array’s Alliance Manager of the completion of any clinical trial with a Licensed Product conducted by or on behalf of Genentech (or a Sublicensee).  All information in Annual Development Reports is for informational purposes only.  Annual Development Reports and other information provided under this Section 3.3(d) are Genentech’s Confidential Information.

3.4       Array’s Rights and Responsibilities.

(a)        IND Assistance.  Array shall assist Genentech in drafting an IND for a Licensed Product that contains ARRY-575 as reasonably requested by Genentech.

(b)        Termination of Certain Third Party Agreements.  Array is a party to the following agreements with Third Parties, and agrees to terminate such agreements as soon as possible under the terms thereof, by taking all necessary actions to do so within ten (10) days after the Effective Date: (i) “Materials Transfer Agreement” with Baylor College of Medicine, effective March 25, 2011; (ii) “Materials Transfer Agreement” with The Ohio State University, effective July 29, 2010; and (iii) “Materials Transfer Agreement” with The Regents of the University of Colorado for and on behalf of the University of Colorado Denver, Anschutz Medical Campus, effective April 20, 2011.

(c)        Exclusivity.  The provisions of this Section 3.4(c), including activities by Array and by Array Controlled Affiliates, are referred to as Array’s “Exclusivity Obligations.”  Neither Array nor Array Controlled Affiliates, either alone or with a Third Party, shall (i) conduct, participate in, or fund, directly or indirectly, research or development for the purpose of discovering or developing compounds that Satisfy the Compound Criteria or (ii) commercialize a product that contains a compound that Satisfies the Compound Criteria or (iii) assign or otherwise transfer ownership of a compound(s) (and related intellectual property rights) that are known to Array to Satisfy the Compound Criteria to any Third Party in any manner that reduces the scope of the License To Genentech or would prevent the inclusion of such compound(s) in the definition of Compound under Section 1.20(b)(i).  The Parties agree that it shall not be a breach of Array’s Exclusivity Obligations for Array or its Affiliates to license, transfer or otherwise convey rights to Third Parties with respect to compounds that (i) do not Satisfy the Compound Criteria or (ii) prior to the Effective Date, were not known to Array to Satisfy the Compound Criteria.  For clarity, it shall not be a breach of Array’s Exclusivity Obligations if Array (or it Affiliates) provides to a Third Party a license or other right to make, use, offer for sale, sell or import compounds that do not Satisfy the Compound Criteria and such Third Party, under such license or other right from Array, makes uses, offers for sale, sells or

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imports compounds that Satisfy the Compound Criteria.  Notwithstanding anything to the contrary in this Section 3.4(c), Array has the right to sell, license or otherwise provide to Third Parties libraries of compounds, provided that Array removes from such library any compound that (i) is listed on Exhibit C or (ii) at the time Array provides such library to such Third Party, Array knows Satisfies the Compound Criteria.

3.5       Genentech Option for Array to Perform CMC Activities. During the period from the Effective Date until the third anniversary of the Effective Date (for purposes of this Section 3.5, “CMC Option Period”), Genentech shall have an option to have Array perform CMC-related activities during the CMC Option Period with respect to Compounds and/or Licensed Products, upon terms and conditions to be agreed to by the Parties.  Genentech may exercise such option by providing written notice to Array at any time during the CMC Option Period.  In the event that Genentech exercises such option, the Parties shall negotiate in good faith to define the activities to be performed by Array during the remainder of the CMC Option Period, together with the terms and conditions on which Array shall perform such activities, but in no event is it intended that Array would staff such activities with more than [ * ] FTEs at any given time.

Article 4
Licenses

4.1       License To Genentech.

(a)        Array Existing IP (Compounds and Licensed Products).  Array hereby grants to Genentech a royalty-bearing, exclusive (even as to Array), sublicensable (in accordance with Section 4.1(d)) license, under the Array Existing IP, to make, use, offer for sale, sell and import Compounds and Licensed Products in the Field in the Territory.

(b)        Array Future IP (Compounds).  Array hereby grants to Genentech a royalty-bearing, exclusive (even as to Array), sublicensable (in accordance with Section 4.1(d)) license, under the Array Future IP, to make, use, offer for sale, sell and import Compounds in the Field in the Territory.

(c)        Array Companion Diagnostic IP (Companion Diagnostics).  Array hereby grants to Genentech a sublicensable (in accordance with Section 4.1(d)) license, under the Array Companion Diagnostic IP, to make, use, offer for sale, sell and import Companion Diagnostics in the Territory, where such Companion Diagnostics are intended for use in connection with determining whether to prescribe or administer a particular compound that Satisfies the Compound Criteria to a patient or subject, which license shall be (i) exclusive (even

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as to Array) with respect to Companion Diagnostics For Target and (ii) non-exclusive with respect to Companion Diagnostics For Disease.

(d)        Sublicenses; Exercise of Licensed Rights by Third Parties.  Genentech may sublicense the rights granted under the License To Genentech, and any such sublicense may be further sublicensed to multiple tiers of sublicensees.  Further, the rights granted to Genentech (or a sublicensee) under the License To Genentech may be exercised by a Third Party on behalf of Genentech (or a sublicensee) without the grant of a sublicense of such rights; any activities conducted by a Third Party on behalf of Genentech (or a sublicensee) shall be deemed to be conducted by Genentech (or such sublicensee).

4.2       Maintenance of Intellectual Property.

(a)        Generally.  Array shall not license (except to Genentech pursuant to the licenses granted under this Agreement), assign, dispose of, encumber or otherwise impair any portion of its interest in the Array IP.

(b)        Review and Inclusion of Third Party IP.  In the event that Array enters into a Third Party License Agreement on or after the Effective Date that, to the knowledge of Array at the time (in light of information that Genentech has then provided to Array regarding Genentech’s then-current activities with respect to Compounds, Licensed Products and Companion Diagnostics), includes Array Future IP or Array Companion Diagnostic IP, Array shall provide to Genentech a copy of such Third Party License Agreement, within thirty (30) days of execution of such agreement.  Array may redact such copies to the extent not relevant to Genentech’s review thereof for purposes of evaluating if Genentech elects to include the applicable Third Party IP in the Array Future IP (in accordance with Section 4.2(b)(i)) or the Array Companion Diagnostic IP (in accordance with Section 4.2(b)(ii)) and/or to the extent required by Array’s obligations of confidentiality under such Third Party License Agreement.

(i)         If Genentech elects to include any given Third Party IP in the Array Future IP, such inclusion shall be automatically effective upon Array’s receipt of notice from Genentech of such election, subject to any requirements under the applicable Third Party License Agreement to perfect the grant of a sublicense to Genentech under such Third Party IP (which requirements, by way of example and not limitation, may potentially include notice to the applicable Third Party, providing a redacted or unredacted copy of this Agreement to the applicable Third Party, written agreement by Genentech to comply with certain terms of the applicable Third Party License Agreement, in each case, as may be required in connection with the applicable Third Party License Agreement), which requirements the Parties shall promptly fulfill

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(ii)        If Genentech elects to include any given Third Party IP in the Array Companion Diagnostic IP, such inclusion shall be subject to the provisions of this Section 4.2(b)(ii).  Genentech has the right to elect to include Third Party IP in the Array Companion Diagnostic IP only if such Third Party IP is Controlled by Array by virtue of an exclusive license granted to Array in a Third Party License Agreement entered into on or after the Effective Date, subject to reasonable terms and conditions to be agreed to by the Parties.  If Array exercises an option under an agreement with a Third Party that Array entered into prior to the Effective Date, and a license is granted to Array under a Third Party License Agreement as a result of the exercise of such option, such Third Party License Agreement shall be deemed to have been entered into prior to the Effective Date for purposes of this Agreement.

(c)        Maintenance of Third Party IP.  The provisions of this Section 4.2(c) apply to any Third Party IP included in the Array IP or the Array Companion Diagnostic IP and to the applicable Third Party License Agreement.  Array shall be responsible for all payment obligations under each Third Party License Agreement entered into prior to the Effective Date, even if such obligations arise as a result of Genentech’s (or a Sublicensee’s) activities under this Agreement.  Genentech shall be responsible for all payment obligations under each Third Party License Agreement entered into on or after the Effective Date, if and to the extent such payment obligations arise as a result of Genentech’s (or a Sublicensee’s) activities under this Agreement; any payments actually paid to fulfill such obligations shall, if applicable under Section 5.3(d)(ii), be included in Third Party Payments.  Array shall not (i) commit any acts or omissions that could cause a material breach of a Third Party License Agreement or could otherwise result in a liability for or a loss of rights by Genentech under such Third Party License Agreement; (ii) amend or terminate a Third Party License Agreement; or (iii) exercise or waive any rights it may have under a Third Party License Agreement, in each of the foregoing cases (i) through (iii), in any way that could adversely affect the License To Genentech (including any sublicenses granted thereunder) or impose additional obligations on Genentech.  Array IP and Array Companion Diagnostic IP shall only include Third Party IP to the extent Genentech (i) does not commit any acts or omissions that could cause a material breach of the Third Party License Agreement or could otherwise result in a liability for or a loss of rights by Array under the Third Party License Agreement and (ii) complies with the all relevant provisions of the Third Party License Agreement.

(d)        Notice of Adverse Events.  Array shall notify Genentech within ten (10) Business Days after Array first learns of any circumstances that could adversely affect the License To Genentech, including by receiving notice of an alleged breach of a Third Party License Agreement.

4.3       No Implied Licenses. Except as otherwise expressly provided in this Agreement, this Agreement does not grant any right or license to either Party under any of the other Party’s

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intellectual property rights, and no other right or license is to be implied or inferred from any provision of this Agreement or by the conduct of the Parties.

Article 5
Payments by Genentech to Array

5.1       Upfront Payment. Within thirty (30) days after the Effective Date, Genentech shall pay to Array a one-time, upfront payment of twenty-eight million U.S. dollars (U.S. $28,000,000) (“Upfront Payment”).

5.2       Milestones.

(a)        Milestone Payments.  Genentech shall owe milestone payments to Array for (i) the [ * ] achievement of Milestone Events [ * ] and (ii) the [ * ] achievement of Milestone Events [ * ] for [ * ] Licensed Product, but only for [ * ] Licensed Products, in the case of all Milestone Events, by or on behalf of Genentech (or a Sublicensee) as set forth in Section 5.2 (each such payment, a “Milestone Payment”).  For clarity, (i) Milestone Payments [ * ] will be owed (at most) [ * ] and (ii) Milestone Payments [ * ] will be owed (at most) [ * ] for any given Licensed Product and (at most) [ * ], even if there are [ * ] Licensed Products under this Agreement.

(b)        Definitions.  The following capitalized terms are used solely for purposes of the Milestone Table:

(i)         “Dosed” with a Licensed Product means the first administration to a patient in a given clinical trial of (A) such Licensed Product; (B) another active pharmaceutical ingredient for the treatment of the same indication as such Licensed Product; or (C) a placebo for such Licensed Product.

(ii)        “Regulatory Approval” means all approvals, licenses, registrations or authorizations of any federal, state or local regulatory agency, department, bureau or other governmental entity, necessary for the use and/or sale of a particular Licensed Product for treatment of humans in a country or regulatory jurisdiction.  For countries where governmental approval is required for pricing or reimbursement for a Licensed Product, “Regulatory Approval” shall not be deemed to occur until such pricing or reimbursement approval is obtained; provided, however, if Genentech has not accepted the pricing offered by the governmental authority of a particular country within [ * ] after the date the first Regulatory Approval application is approved in such country, Regulatory Approval shall be deemed to have occurred in such country.

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(iii)       “Treatment Regimen” means administration of a Licensed Product as a single agent, or in combination with one or more approved pharmacological, anti-tumor agents, in each case, regardless of dosing, formulation and route of administration.  For purposes of Milestone Events [ * ], the Treatment Regimen used in the (subsequent) clinical trial/approval differs from the Treatment Regimen used in the (prior) clinical trial/approval, if (A) at least one chemotherapy agent used in the Treatment Regimen in such (subsequent) clinical trial/approval acts through a different mechanism of action than each and every one of the chemotherapy agents used in the Treatment Regimen in such (prior) clinical trial/approval or (B) the Licensed Product is used/approved as a single agent in such (subsequent) clinical trial/approval or was so used/approved in such (prior) clinical trial/approval, but not in both.  By way of example, but not limitation, [ * ] and [ * ] act through the same mechanism of action, whereas [ * ] and [ * ] act through different mechanisms of action.

(c)        Milestone Table.

Milestone Event	Milestone Amount (in U.S. dollars)
(#1) [ * ]	$[ * ]
(#2) [ * ]	$[ * ]
(#3) [ * ]	$[ * ]
(#4) [ * ]	$[ * ]
(#5) [ * ]	$[ * ]

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Milestone Event	Milestone Amount (in U.S. dollars)
(#6) [ * ]	$[ * ]
(#7) [ * ]	$[ * ]
(#8) [ * ]	$[ * ]
(#9) [ * ]	$[ * ]
(#10) [ * ]	$[ * ]
(#11) [ * ]	$[ * ]
(#12) [ * ]	$[ * ]
(#13) [ * ]	$[ * ]

(d)        Notices and Invoices for Milestone Payments.  Promptly, but in no event later than [ * ], after the achievement of a Milestone Event for which Genentech owes a

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Milestone Payment, Genentech (or a Sublicensee) shall provide written notice (including by email) to Array’s Chief Financial Officer (or such other Array representative as Array may designate, at any time, upon prior written notice (including by email) to Genentech’s Alliance Manager) of such achievement.  Genentech (or a Sublicensee) shall make Milestone Payments in accordance with Section 5.2 and Section 6.3.  Array shall send invoices to Genentech for Milestone Payments after Array’s receipt of a notice under this Section 5.2(d) regarding the achievement of a Milestone Event.  Each invoice shall identify the trigger for the payment obligation and, unless otherwise requested by Genentech in writing, Array shall send invoices to Genentech at the address for GNE in the preamble of this Agreement, to the attention of Finance Manager, Business Development, M/S 53.

5.3       Royalties.

(a)        Royalty Rates.  Genentech shall pay to Array royalties as a percentage of Net Sales of Licensed Products in the Territory (each payment under this Section 5.3(a), a “Royalty Payment”).  Genentech (or a Sublicensee) shall make Royalty Payments, on a Licensed Product-by-Licensed Product and country-by-country basis, in accordance with Section 6.3, based on the following royalty rates (each, a “Royalty Rate”) for the applicable Royalty Term, subject to Royalty Adjustments and the other provisions of Section 5.3 and this Agreement:

(i)         [ * ] percent ([ * ]%) of Net Sales of a given Licensed Product during that portion of the calendar year in which the worldwide Net Sales of such Licensed Product are less than or equal to U.S. $[ * ]; and

(ii)        [ * ] percent ([ * ]%) of Net Sales of a given Licensed Product during that portion of the calendar year in which the worldwide Net Sales of such Licensed Product are greater than U.S. $[ * ].

(b)        Royalty Term.  Genentech’s obligation to make Royalty Payments (with respect to a given Licensed Product in a particular country, the “Royalty Term”) shall begin on the date of the First Commercial Sale of such Licensed Product in such country and continue at the then-applicable Royalty Rate for the calendar year, for a period of [ * ] years from the date of the First Commercial Sale of such Licensed Product in such country.

(c)        Fully Paid Licenses.  Upon the expiration of the Royalty Term for a given Licensed Product in a particular country, the License To Genentech with respect to such Licensed Product (and the Compound(s) contained therein and associated Companion Diagnostics) in such country shall become fully paid and irrevocable.

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(d)        Royalty Adjustments.  Reductions of Royalty Rates and deductions from Royalty Payments made under this Section 5.3(d) are referred to collectively as “Royalty Adjustments.”  Subject to the last clause of Section 5.3(d)(ii), each of the following royalty adjustment mechanisms shall operate independently, and either or both may apply to a given Licensed Product in a particular country if a Royalty Payment is owed with respect to such Licensed Product in such country:

(i)         if (A) one or more Third Parties (other than a Genentech Affiliate), without a license from Genentech (or a Sublicensee), sells a product that contains a compound that is the same as a Compound contained in a given Licensed Product sold by Genentech (or a Sublicensee) in a particular country (for purposes of this Section 5.3(d)(i), each such product, a “Generic Competitor”) and (B) the quarterly Net Sales of such Licensed Product in such country decrease to less than [ * ] of the Net Sales of such Licensed Product in such country in the calendar quarter prior to the first commercial sale of the first Generic Competitor in such country (for purposes of this Section 5.3(d)(i), the “Generic Threshold Net Sales”), the Royalty Rate for such Licensed Product in such country shall be reduced to[ * ] for as long as quarterly Net Sales of such Licensed Product in such country are less than the Generic Threshold Net Sales (and a Royalty Payment is otherwise owed to Array); and

(ii)        if it is necessary for Genentech (or a Sublicensee) to obtain any licenses or other rights under intellectual property owned or controlled by Third Party(ies) (other than a Genentech Affiliate) in order to make, use, offer for sale, sell or import a given Licensed Product in a particular country, Genentech (or a Sublicensee) shall have the right to deduct from the Royalty Payments owed for such Licensed Product in a such country [ * ] of any payments actually paid (using a true-up mechanism to be agreed to by the Parties’ respective finance representatives) by Genentech (or its Sublicensees) to such Third Party(ies) for such licenses and rights (“Third Party Payments”); provided, however, in no event shall a given Royalty Payment (A) be less than [ * ] of what would otherwise be owed (but for such deduction) or (B) result in an effective royalty rate of less than [ * ] of Net Sales.

(e)        Single Royalty Payment.  In no event shall Genentech (or a Sublicensee) be obligated to make more than one Royalty Payment with respect to the sale of a given Licensed Product, even if such Licensed Product contains more than one Compound.

(f)        Negotiated Royalties and Other Financials.  The Parties considered various structures for the financial provisions of this Agreement, and agree that the Royalty Rates, Royalty Terms, Royalty Adjustments and other financial provisions of this Agreement (which are not based on particular patents or know-how of the Parties, but on the total contributions of the Parties hereunder), represent fair and reasonable consideration for the rights and obligations of the Parties hereunder.

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Article 6
Financial Reports, Audits and Other Financial Provisions

6.1       Calculation of Net Sales.

(a)        General.  The determination of Sales and Net Sales (including deductions and adjustments used to calculate such amounts) shall, in all cases, be determined in accordance with the applicable Accounting Standard.

(b)        Definition of Sales.  “Sales” of a Licensed Product means, in a given period, the amounts stated in the “Sales” line (or its equivalent, regardless of description) of Genentech’s (or a Sublicensees’) (externally published, if applicable) audited financial statements with respect to such Licensed Product for such period (or, if audited financial statements are not prepared for such period, the corresponding amount as reasonably determined for unaudited financial statements for such period, which amounts, and associated royalties and reports, shall be reconciled with an audited financial statement at such time as an audited financial statement for a period covering such period is prepared).  This amount reflects the gross invoice price at which such Licensed Product was sold or otherwise disposed of (other than for use as clinical supplies or free samples) by Genentech and Sublicensees to Third Parties (other than Affiliates and Sublicensees) in such period, reduced by gross-to-net deductions, if not previously deducted from such invoiced amount.  For the avoidance of doubt, in the event that a reserve amount, accrual or other amount is deducted in determining Sales for a given period and then subsequently adjusted in a later period in a manner that would have increased Sales if the adjustment had been made in the applicable period, incremental royalties on the resulting increase will be due when such adjustment is made.

(c)        Definition of Net Sales.  “Net Sales” of a Licensed Product means, in a given period, the amount calculated by deducting from the Sales of such Licensed Product for such period the following deductions (individually and collectively, “Sales Deductions”): (x) a lump sum deduction of four percent (4%) of Sales in lieu of those deductions that are not accounted for within Genentech (or its Sublicensees) on a Licensed Product-by-Licensed Product basis (e.g., freight, postage charges, transportation insurance, packing materials for dispatch of goods, custom duties); (y) uncollectible amounts and credit card charges (including processing fees) accrued during such period on such Sales and not already taken as a gross-to-net deduction in accordance with the Accounting Standard in the calculation of Sales of such Licensed Product for such period; and (z) government mandated fees and taxes and other government charges accrued during such period on such Sales not already taken as a gross-to-net deduction in accordance with the Accounting Standard in the calculation of Sales of such Licensed Product for such period, including, for example, any fees, taxes or other charges that become due in connection with any healthcare reform, change in government pricing or discounting schemes, or

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other action of a government or regulatory body.  By way of example, and not limitation, the following items may be deducted only if, and to the extent, such items are part of Genentech’s (or its Sublicensees’) gross-to-net deductions taken in determining the “Sales” line of its audited financial statements as described in Section 6.1(b):

(i)         credits, reserves or allowances granted for (A) damaged, outdated, returned, rejected, withdrawn or recalled Licensed Product; (B) wastage replacement and short-shipments; (C) billing errors; and (D) indigent patient and similar programs (e.g., price capitation);

(ii)        governmental price reductions and government mandated rebates;

(iii)       chargebacks, including those granted to wholesalers, buying groups and retailers;

(iv)       customer rebates, including cash sales incentives for prompt payment, cash and volume discounts; and

(v)        taxes, duties and any other governmental charges or levies imposed upon or measured by the import, export, use, manufacture or sale of a Licensed Product (excluding income or franchise taxes).

(d)        Sales Among Affiliates and Sublicensees.  Sales between or among Genentech, its Affiliates and/or their respective Sublicensees shall be excluded from the computation of Sales, but Sales shall include the first sales to Third Parties by any such Affiliates or Sublicensees.

(e)        Supply as Samples/Test Materials.  Notwithstanding anything to the contrary in the definition of Sales or Net Sales, the supply or other disposition of Licensed Products (i) as samples; (ii) for use in non-clinical or clinical studies; (iii) for use in any tests or studies reasonably necessary to comply with any applicable law, regulation or request by a regulatory or governmental authority; or (iv) as is otherwise reasonable and customary in the industry to supply or dispose of without payment, in each case, shall be excluded from the computation of Sales or Net Sales.

(f)        Licensed Products Sold in Combinations.

(i)         In the event that a Licensed Product is sold in combination (in the same package, including as a co-formulation, or otherwise sold together for a single price) with one or more other active ingredients that are not the subject of this Agreement (for purposes of this Section 6.1(f), a “Combination”), the Sales for such Licensed Product shall be calculated by multiplying the Sales for such Combination by the fraction A/(A+B), where “A” is the unit Sales

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[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

for such Licensed Product sold separately and “B” is the unit Sales for such other active ingredient(s) sold separately, in each case in comparable doses.

(ii)        In the event that such other active ingredient(s) are not sold separately (but such Licensed Product is), the Sales for such Licensed Product shall be calculated by multiplying the Sales for such Combination by the fraction A/C, where “A” is the unit Sales for such Licensed Product, and “C” is the unit Sales for the Combination, in each case in comparable doses.

(iii)       In the event that such Licensed Product is not sold separately, Net Sales for royalty calculations shall be determined based on an apportionment to reflect the relative value of such Licensed Product and the one or more other active ingredients in such Combination, as agreed by the Parties (and, if the Parties do not reach an agreement on such apportionment, the Dispute shall be resolved in accordance with the Dispute Resolution Provisions.

6.2       Royalty Reports. With each Royalty Payment, Genentech shall provide to Array, on a Licensed Product-by-Licensed Product basis, the following information for the applicable calendar (“Royalty Report”):

(a)  Sales in Swiss Francs (“CHF”), on a country-by-country basis;

(b)  adjustments in CHF made to Sales, on a country-by-country basis, to account for Licensed Products sold in a Combination, as defined in and pursuant to Section 6.1(f);

(c)  each Sales Deduction to calculate Net Sales, pursuant to the definition of Net Sales;

(d)  Net Sales in CHF, on a country-by-country basis;

(e)  the applicable Royalty Rate(s), on a country-by-country basis, including any adjustment to account for Generic Competitors, as defined in and pursuant to Section 5.3(d)(i);

(f)  deductions from Royalty Payments in CHF, on a country-by-country basis, to account for Third Party Payments;

(g)  total Net Sales in the Territory, in CHF;

(h)  total Net Sales in the Territory, in U.S. dollars (“USD”);

(i)   total Royalty Payment, payable in USD; and

EXHIBIT 10.57

[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

(j)   exchange rate used to convert Net Sales from CHF to USD, pursuant to Section 6.3(c) (which shall be the same exchange rate used to convert USD to CHF, in the event any amounts have been converted from USD to CHF in determining Sales or Net Sales for the applicable period).

6.3       Payment Related Provisions.

(a)        Timing of Payments.  Milestone Payments shall be due within thirty (30) days of Genentech’s receipt of an invoice for such payment.  Royalty Payments shall be due, on a calendar quarterly basis, ninety (90) days after the end of any calendar quarter for which Genentech has an obligation to make Royalty Payments.

(b)        Mode of Payment.  All payments under this Agreement shall be made in immediately available funds by wire transfer to a United States based account to be identified by the payee.

(c)        Currency of Payments.  All payments under this Agreement shall be made in U.S. dollars, unless otherwise expressly provided in this Agreement.  Net Sales outside of the United States shall be first determined in the currency in which they are earned and shall then be converted into an amount in U.S. dollars as follows: (i) with respect to sales by or on behalf of Genentech, using Genentech’s customary and usual conversion procedures, consistently applied and (ii) with respect to sales by or on behalf of a given Sublicensee, using the conversion procedures applicable to payments by such Sublicensee to Genentech for such sales.

(d)        Blocked Currency.  If, at any time, legal restrictions prevent Genentech (or a Sublicensee) from remitting part or all of Royalty Payments when due with respect to any country in the Territory where Licensed Products are sold, Genentech shall continue to provide Royalty Reports for such Royalty Payments, and such Royalty Payments shall continue to accrue in such country, but Genentech shall not be obligated to make such Royalty Payments until such time as payment may be made through reasonable, lawful means or methods that may be available, as Genentech shall determine.

(e)        Taxes.  Each Party shall comply with applicable laws and regulations regarding filing and reporting for income tax purposes.  Neither Party shall treat their relationship under this Agreement as a pass through entity for tax purposes.  All payments made under this Agreement shall be free and clear of any and all taxes, duties, levies, fees or other charges, except for withholding taxes.  Each Party shall be entitled to deduct from its payments to the other Party under this Agreement the amount of any withholding taxes required to be withheld, to the extent paid to the appropriate governmental authority on behalf of the other

EXHIBIT 10.57

[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

Party (and not refunded or reimbursed).  Each Party shall deliver to the other Party, upon request, proof of payment of all such withholding taxes.  Each Party shall provide reasonable assistance to the other Party in seeking any benefits available to such Party with respect to government tax withholdings by any relevant law, regulation or double tax treaty.

6.4       Records, Audits and Other Financial Provisions.

(a)        Records.  Genentech shall keep complete and accurate records for a period of at least two (2) years for each reporting period during which Royalty Payments are due, showing sales of Licensed Products and applicable deductions in sufficient detail to enable Royalty Reports to be verified.

(b)        Audits.  Array shall have the right to request that Royalty Reports it receives be verified by an independent and internationally recognized certified public accounting firm (for purposes of Section 6.4, the “CPA Firm”) selected by Array (for purposes of Section 6.4, the “Auditing Party”) and acceptable to Genentech (for purposes of Section 6.4, the “Audited Party”), such acceptance not to be unreasonably withheld.  The foregoing audit right shall not be exercised more than once in any calendar year or more frequently than once with respect to records covering any specific period of time; provided, however, in the event of a Dispute between the Parties with respect to payments under this Agreement, such limitations on the audit right shall not be construed as a limitation on discovery that would be otherwise available to the Auditing Party in connection with such Dispute, which shall be resolved in accordance with the Dispute Resolution Provisions.  Subject to Section 6.4(c), the Audited Party shall, upon reasonable advance notice and at a mutually agreeable time during its regular business hours, make its records available for audit by the CPA Firm at such place or places where such records are customarily kept, solely for the purpose of verifying the accuracy of the reports being verified and the related payments due under this Agreement.

(c)        Confidentiality.  Prior to any audit under Section 6.4(b), the CPA Firm shall enter into a written confidentiality agreement with the Audited Party that (i) limits the CPA Firm’s use of the Audited Party’s records to the verification purpose described in Section 6.4(b); (ii) limits the information that the CPA Firm may disclose to the Auditing Party to whether the payments made accurately reflect the payments due under this Agreement and, if there is a discrepancy, the amount of such discrepancy; and (iii) prohibits the disclosure of any information contained in such records to any Third Party for any purpose.  The Parties agree that all information subject to review under Section 6.4(b) and/or provided by the CPA Firm to the Auditing Party is the Audited Party’s Confidential Information, and the Auditing Party shall not use any such information for any purpose that is not germane to Section 6.4.

EXHIBIT 10.57

[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

(d)        Underpayment/Overpayment; Payment for Audit.  After reviewing the CPA Firm’s audit report, Genentech shall promptly pay any uncontested, understated amounts due to Array.  Any overpayment made by Genentech shall be promptly refunded or fully creditable against amounts payable in subsequent payment periods, at Array’s election.  Any audit under Section 6.4(b) shall be at Array’s expense; provided, however, Genentech shall reimburse reasonable audit fees for a given audit if (i) the results of such audit reveal that Genentech underpaid Royalty Payments by [ * ] or more for the audited period and (ii) such audited period includes [ * ].

Article 7
Intellectual Property

7.1       Disclosures of IP. During the term of the Agreement, Array shall promptly disclose to Genentech all Patents and Know-How within the Array IP (including any that becomes Owned or Controlled by Array after the Effective Date) that are within the scope of the licenses granted to Genentech under this Agreement.

7.2       Patent Prosecution and Maintenance.

(a)        Definitions.  The following definitions are for purposes of Section 7.2:

(i)         “Prosecution and Maintenance,” “Prosecute and Maintain” or the like, with regard to a given Patent, means the preparation, filing, prosecution and maintenance of such Patent, as well as re-examinations, reissues, applications for patent term extensions and the like with respect to such Patent, together with the conduct of interferences, the defense of oppositions and other similar proceedings with respect to such Patent.

(ii)        “Outside Patent Counsel” means outside patent counsel agreed to by Genentech and Array.

(b)        Exclusive Array IP.  Subject to Section 7.5, the provisions of this Section 7.2(b) shall apply to the Prosecution and Maintenance of any Patent (y) within the Array IP, to the extent such Patent contains a claim the entire scope of which is exclusively licensed to Genentech or (z) listed on Exhibit E.  Any such Patent is referred to as a “Jointly Prosecuted and Maintained Patent.”

(i)         Prosecution and Maintenance.  Genentech and Array shall jointly decide on a strategy for the Prosecution and Maintenance of any Jointly Prosecuted and Maintained Patent, including deciding on (A) the content of the application; (B) the countries in which Prosecution and Maintenance should be conducted; and (C) whether to retain Outside

EXHIBIT 10.57

[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

Patent Counsel to conduct all or particular Prosecution and Maintenance activities (e.g., to prosecute a Patent application, but not to draft, file or maintain it).  Notwithstanding anything to the contrary, in the event that Genentech and Array disagree about retaining Outside Patent Counsel for all or particular activities, Outside Patent Counsel shall be retained for such activities.

(ii)        Cooperation.  Each Party shall cooperate with and assist the other Party in the Prosecution and Maintenance of any Jointly Prosecuted and Maintained Patent, including (A) consulting with the other Party after receiving any substantial action or development in the Prosecution and Maintenance of such Patent and (B) making its relevant scientists and scientific records reasonably available.  In addition, each Party shall sign and deliver, or use reasonable efforts to have signed and delivered, at no charge to the other Party, all documents necessary in connection with such Prosecution and Maintenance.

(iii)       Instructions to Outside Patent Counsel.  With respect to any Jointly Prosecuted and Maintained Patent, the Outside Patent Counsel (if any) shall be instructed to (A) keep the Parties informed regarding the Prosecution and Maintenance thereof; (B) promptly furnish to each Party a copy of such Patent and copies of documents relevant to such Prosecution and Maintenance, including copies of correspondence with any patent office, foreign associates and outside counsel; and (C) act on the Parties’ instructions relating to such Prosecution and Maintenance.

(iv)       Costs.  [ * ] Jointly Prosecuted and Maintained Patent (e.g., filing and maintenance fees or the cost of Outside Patent Counsel).  Subject to the foregoing, each Party shall be responsible for any costs it incurs in performing activities related to such Prosecution and Maintenance.

(v)        Dispute Resolution.  With respect to decisions related to the Prosecution and Maintenance of Jointly Prosecuted and Maintained Patents, Genentech and Array shall attempt to make decisions by reaching agreement.  If Genentech and Array cannot reach agreement, the Dispute shall be referred to Genentech’s and Array’s executives for resolution in accordance with Section 14.1.  If the executives cannot resolve such Dispute, then, notwithstanding the arbitration provisions of Section 14.2, Genentech shall have final decision making authority; provided, however, Genentech shall incorporate all reasonable instructions of Array with respect to claims contained in any Jointly Prosecuted and Maintained Patent that do not cover subject matter included within the License to Genentech.  Notwithstanding the foregoing, Genentech shall have no obligation to incorporate such instructions of Array that could adversely affect claims contained in any Jointly Prosecuted and Maintained Patent that do cover subject matter included within the License to Genentech.  Notwithstanding the foregoing Dispute resolution process, if, in order to preserve rights in, or the scope of, any Jointly Prosecuted and Maintained Patent, action is required in a time frame that does not reasonably

EXHIBIT 10.57

[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

permit resolution using the process described above in this Section 7.2(b)(v), Genentech shall make the final decision without referring the Dispute to the executives; provided, however, if reasonably possible, Genentech shall consult with Array prior to making any such final decision.

7.3       Patent Interferences. Subject to Section 7.5, if an interference is declared by the U.S. Patent and Trademark Office between (a) a claim in one or more Patents within the Array IP and (b) a claim in one or more Patents within the Genentech IP, the Parties shall in good faith establish within thirty (30) days of the declaration of such interference, or such other time as agreed upon, a mutually agreeable process to resolve such interference in a reasonable manner (including control and costs thereof), in conformance with all applicable legal standards.

7.4       CREATE Act. It is the intention of the Parties that this Agreement is a “joint research agreement” as that phrase is defined in 35 USC § 103(c)(3).  In the event that either Party to this Agreement intends to overcome a rejection of a claimed invention within the Array IP or the Genentech IP pursuant to the provisions of 35 USC § 103(c)(2), such Party shall first obtain the prior written consent of the other Party.  Following receipt of such written consent, such Party shall limit any amendment to the specification or statement to the patent office with respect to this Agreement to that which is strictly required by 35 USC § 103(c) and the rules and regulations promulgated thereunder and which is consistent with the terms and conditions of this Agreement (including the scope of the Research Program).  To the extent that the Parties agree that, in order to overcome a rejection of such a claimed invention pursuant to the provisions of 35 USC § 103(c)(2), the filing of a terminal disclaimer is required or advisable, the Parties shall first agree on terms and conditions under which the patent application subject to such terminal disclaimer and the patent or application over which such application is disclaimed shall be jointly enforced, to the extent that the Parties have not previously agreed to such terms and conditions.  In the event that Genentech enters into an agreement with a Third Party with respect to the further research, development or commercialization of a Compound, Licensed Product or Companion Diagnostic (exclusively licensed to Genentech under the License To Genentech), Array shall, upon Genentech’s request, similarly enter into such agreement with such Third Party for the purposes of furthering the Parties’ objectives under this Agreement, provided that such agreement does not place any material obligation on Array.  The provisions of this Section 7.4 are subject to Section 7.5.

7.5       Limitation on Rights and Obligations With Respect to IP. When this Section 7.5 is referenced with respect to the rights or obligations of the Parties under this Agreement related to Patents that are Third Party IP, such rights and obligations with respect to such Patents are subject to any limitations, restrictions, necessary consents or actions by a Third Party and other provisions of the applicable Third Party License Agreement.

EXHIBIT 10.57

[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

7.6       Bankruptcy Matters.

(a)        Retention of Rights.  All rights and licenses granted under or pursuant to this Agreement by Array to Genentech are, and shall otherwise be deemed to be, for purposes of paragraph 365(n) of the Bankruptcy Code, licenses of rights to “intellectual property” as defined under paragraph 101(35A) of the Bankruptcy Code.  The Parties agree that Genentech, as a licensee of such rights under this Agreement, shall retain and may fully exercise all of its rights and elections under the Bankruptcy Code.  The Parties further agree that in the event of the commencement of a bankruptcy proceeding by or against Array, including under the Bankruptcy Code, Genentech shall be entitled to complete access to any such intellectual property of Array that pertains to the rights granted in the licenses under this Agreement and all embodiments of such intellectual property.

(b)        Patent Prosecution.  Genentech acknowledges that certain Array IP may contain subject matter that is not exclusively licensed to Genentech.  The Parties agree that, in the event of the commencement of a bankruptcy proceeding by or against Array under the Bankruptcy Code, to the extent consistent with the Bankruptcy Code and Array’s existing obligations to Third Parties, and to the extent permitted by Array’s trustee, subject to Section 7.5, Genentech shall have the right to Prosecute and Maintain (as defined in Section 7.2(a)) the Jointly Prosecuted and Maintained Patents.

Article 8
Enforcement and Defense of IP; Defense of Third Party Infringement Claims

8.1       Notice. With respect to intellectual property that is within the scope of the License To Genentech, each Party shall promptly notify the other Party upon learning of any (a) actual or suspected infringement or misappropriation (collectively, an “Infringement”) by a Third Party of (i) the Array IP or (ii) other Patents Controlled by Array or by an Array Included Affiliate that claim a compound that Satisfies the Compound Criteria or (b) claim by a Third Party of invalidity, unenforceability or non-infringement of a Patent within the Array IP.

8.2       Enforcement of IP.

(a)        Array IP.  With respect to Patents listed on Exhibit E, Genentech (the Party “controlling” such action) shall have the sole right (but not the obligation) to seek to abate any Infringement of such Patents by a Third Party, or to file suit against such Third Party.  With respect to Patents Controlled by Array or by an Array Included Affiliate that claim the composition of matter, manufacture (of a compound, but not an intermediate therefor) or use of a compound that Satisfies the Compound Criteria (other than the Patents listed on Exhibit E), [ * ].

EXHIBIT 10.57

[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

(b)        Settlement.  The Party controlling any action described in Section 8.2(a) shall not settle or consent to an adverse judgment (including any judgment that affects the scope, validity or enforcement of any Array IP) without the express written consent of the non-controlling Party (such consent not to be unreasonably withheld).  [ * ]

(c)        Damages.  Unless otherwise agreed by the Parties, and subject to the Parties’ respective obligations under Article 13, all monies recovered upon the final judgment or settlement of any action described in Section 8.2(a) for which Genentech has the sole or secondary right to take action shall be used as follows: [ * ] Net Sales of Licensed Products, subject to the royalty obligations set forth in Section 5.3.

8.3       Defense of Patents. If a Third Party brings a claim of invalidity, unenforceability or non-infringement of a given Patent within the Jointly Prosecuted and Maintained Patents (e.g., a declaratory judgment action or a nullity proceeding), subject to Section 7.5, [ * ] Notwithstanding the foregoing, Section 8.2(a) shall govern the rights and obligations of the Parties with respect to a counterclaim relating to Array IP.

8.4       Defense of Third Party Infringement Claims. If a Third Party brings a claim of infringement or misappropriation against Genentech on account of the manufacture, use, offer for sale, sale or import of any Compound, Licensed Product or Companion Diagnostic (exclusively licensed to Genentech under the License To Genentech), [ * ]  Notwithstanding the foregoing, Section 8.2(a) shall govern the rights and obligations of the Parties with respect to a counterclaim relating to Array IP.

EXHIBIT 10.57

[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

Article 9
Confidentiality

9.1       Disclosure and Use of Confidential Information. Except to the extent expressly authorized by this Agreement, each Party (in context, referred to as the “Receiving Party”) in possession of the Confidential Information of the other Party (in context, referred to as the “Disclosing Party”) agrees to: (a) hold in confidence and not disclose the Disclosing Party’s Confidential Information to any Third Party (other than an Affiliate under an obligation of confidentiality) and (b) only use (or permit the use of) the Disclosing Party’s Confidential Information in connection with activities contemplated by this Agreement or in order to further the purposes of this Agreement.

9.2       Exceptions. The obligations of the Receiving Party set forth in Section 9.1 shall not apply to the Disclosing Party’s Confidential Information to the extent that the Receiving Party establishes by written evidence that such Confidential Information:

(a)        was already known to the Receiving Party, other than under an obligation of confidentiality, at the time of its disclosure by the Disclosing Party;

(b)        was generally available to the public or otherwise part of the public domain at the time of its disclosure by the Disclosing Party;

(c)        became generally available to the public or otherwise part of the public domain, other than through any act or omission of the Receiving Party in breach of this Agreement, after its disclosure by the Disclosing Party;

(d)        was disclosed to the Receiving Party, other than under an obligation of confidentiality, by a Third Party who had no obligation to the Disclosing Party not to disclose such information to others;

(e)        was subsequently developed by or on behalf of the Receiving Party without use of the Disclosing Party’s Confidential Information; or

(f)        is no longer subject to the provisions of Section 9.1 by the prior written consent of the Disclosing Party.

9.3       Authorized Disclosures.

(a)        Legal Compliance.  A Party may disclose the other Party’s Confidential Information if such disclosure is required by law, rule or regulation (including to comply with the order of a court or governmental regulations or the disclosure requirements of the Securities

EXHIBIT 10.57

[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

and Exchange Commission or the securities exchange or other stock market on which such Party’s securities are traded), but only to the extent such disclosure is reasonably necessary for such compliance; provided, however, except for disclosures otherwise permitted under Section 9.3, or as otherwise required or necessitated by law, such Party shall provide prompt notice of such disclosure requirement to the other Party and provide reasonable assistance to enable such other Party to seek a protective order or otherwise prevent such disclosure.

(b)        Regulatory Authorities.  A Party may disclose the other Party’s Confidential Information to the extent such disclosure is required to comply with applicable governmental regulations or to conduct preclinical or clinical studies related to Compounds, Licensed Products or Companion Diagnostics (exclusively licensed to Genentech under the License To Genentech).

(c)        Patent Prosecution.  A Party may disclose the other Party’s Confidential Information to the extent such disclosure is reasonably necessary for the filing or publication of any patent application or patent on inventions, subject to the provisions of Section 7.2.

(d)        Permitted Third Parties.  The Receiving Party may disclose and grant use of particular Confidential Information of the Disclosing Party to the Receiving Party’s permitted sublicensees (actual or prospective), agents, consultants, clinical investigators, collaborators or contractors as the Receiving Party reasonably determines is necessary to receive the benefits of or fulfill its obligations pursuant to this Agreement; provided, however, any such permitted sublicensees, agents, consultants, clinical investigators, collaborators or contractors must be contractually bound in writing by obligations reasonably similar to those set forth in Section 9.1.  Except as otherwise expressly provided in this Agreement, nothing in Article 9 shall restrict either Party from using or disclosing any of its own Confidential Information for any purpose whatsoever.

(e)        Financing.  A Party may disclose the financial terms and conditions of this Agreement to the extent that such disclosure is reasonably necessary to obtain an actual or potential debt or equity financing of such Party; provided, however, any Third Party(ies) receiving such a disclosure shall agree to be bound by obligations reasonably similar to those set forth in Section 9.1 and to only use such disclosed information for the purpose for which it was provided.

(f)        M&A.  A Party may disclose the financial terms and conditions of this Agreement and the scope of the License To Genentech to the extent that such disclosure is reasonably necessary in connection with an actual or prospective merger, acquisition, consolidation, share exchange or other similar transaction involving such Party; provided, however, any Third Party(ies) receiving such a disclosure shall agree to be bound by obligations

EXHIBIT 10.57

[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

reasonably similar to those set forth in Section 9.1 and to only use such disclosed information for the purpose for which it was provided.

9.4       Continuing Obligation. Article 9 shall survive the expiration or termination of this Agreement for a period of ten (10) years.

9.5       Termination of Prior Confidentiality Agreements. As of the Effective Date, this Agreement supersedes the following agreements:

(a)        Mutual Confidentiality Agreement between GNE and Array, effective as of January 20, 2009, as amended (for purposes of Section 9.5, “Mutual CDA”) with respect to all INFORMATION (as defined in the Mutual CDA);

(b)        Confidential Disclosure Agreement between GNE, Array and [ * ];

(c)        Confidential Disclosure Agreement between GNE, Array and [ * ]; and

(d)        Confidentiality Agreement between [ * ].

The foregoing specified INFORMATION and Confidential Information disclosed to GNE and Array under the Mutual CDA, [ * ]

Article 10
Public Disclosures; Use of Names

10.1     Press Releases and Other Public Disclosures.

(a)        Generally.  For purposes of Section 10.1, a “Disclosure” means a press release or other public disclosure concerning this Agreement or the subject matter hereof, including (i) the terms and conditions of this Agreement and (ii) chemical entities known by either Party to be Compounds, and any information specifically related to such Compounds.  Disclosures include public communications that contain previously disclosed information.  The provisions of Section 10.1 are in addition to the provisions of Article 9.

(b)        Review and Approval.  Except as otherwise expressly provided in Section 10.1, each Party agrees that the other Party shall have no less than five (5) Business Days (before the date of a proposed Disclosure) to review, provide comments and approve any proposed Disclosure (even if such proposed Disclosure is required by law, rule or regulation), unless a shorter time period is agreed to by both Parties.

EXHIBIT 10.57

[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

(c)        Disclosures by Array.  Genentech hereby approves the Disclosure by Array of the press release set forth in Exhibit B, following the signing of this Agreement by both Parties.  Array may also make Disclosures regarding the achievement of Milestone Events, including a general description of the Milestone Event achieved (but not including the amount of the associated Milestone Payment, subject to Section 10.1(e)), subject to review and approval by Genentech under Section 10.1(b).

(d)        Disclosures By Genentech.  Except with respect to Disclosures of the financial terms and conditions of this Agreement, Disclosures by Genentech shall not be subject to either review or approval by Array under Section 10.1(b).

(e)        Disclosure Required by Law.  In the event that one Party reasonably concludes that a Disclosure is required by law, rule or regulation (including the disclosure requirements of the Securities and Exchange Commission or the securities exchange or other stock market on which such Party’s securities are traded (for purposes of Section 10.1, collectively, an “Exchange”)) and the other Party would prefer not to make such Disclosure, the Party seeking such Disclosure shall either (i) limit such Disclosure to address the concerns of the other Party or (ii) provide a written opinion from counsel stating that such limited Disclosure is not sufficient to comply with the applicable law, rule or regulation before making such Disclosure).  Each Party agrees that it shall obtain its own legal advice with regard to its compliance with securities laws, rules and regulations, and will not rely on any statements made by the other Party relating to such securities laws, rules and regulations.

(f)        Filing of Agreement.  With respect to complying with the disclosure requirements of an Exchange, in connection with any required filing of this Agreement with such Exchange, the filing Party shall, at the request of the other Party, seek confidential treatment for portions of this Agreement from such Exchange and shall provide such other Party with the opportunity, for no less than fifteen (15) days (before the date of the proposed filing), to review and comment on any such proposed filing, and shall thereafter provide reasonable advance notice and opportunity for comment on any subsequent changes to such filing.  Array shall, whether or not requested by Genentech, redact and request confidential treatment for (i) the Upfront Payment, Milestone Events, Milestone Amounts, Royalty Rates, Royalty Terms and Royalty Adjustments and (ii) the content of all the Exhibits, other than Exhibit B.

EXHIBIT 10.57

[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

10.2     Use of Names. Except as otherwise expressly provided in this Agreement, no right, express or implied, is granted by the Agreement to use in any manner the name of “Array,” “Genentech,” “Roche” or any other trade name or trademark of the other Party in connection with the performance of this Agreement.

Article 11
Term; Termination

11.1     Term. This Agreement shall be effective as of the Effective Date.  Unless sooner terminated as provided in Article 11, this Agreement shall expire on the date on which all of Genentech’s possible obligations under this Agreement with respect to Milestone Payments and Royalty Payments (other than Royalties Payments under Article 11) have passed or expired.

11.2     Termination for Material Breach.

(a)        Generally.  Subject to Section 11.2(b), either Party may terminate this Agreement, by notice to the other Party, for any material breach of this Agreement by the other Party, if such breach is not cured within sixty (60) days after the breaching Party receives notice of such breach from the non-breaching Party; provided, however, if such breach is not capable of being cured within such sixty (60) day period, the cure period shall be extended for such amount of time that the Parties agree to in writing is reasonably necessary to cure such breach, so long as the breaching Party is using diligent efforts to do so.  Such termination shall be effective upon the expiration of the cure period.  Any Dispute as to whether a notice of termination pursuant to this Section 11.2(a) is proper, or whether a breach has occurred, is material or has been cured, shall be resolved under Article 14.  In such event, if the allegedly breaching Party is found to be in material breach, such breaching Party shall have sixty (60) days (or longer, as determined during the resolution of such Dispute) to cure such material breach following the resolution of such Dispute.

(b)        Related to a Licensed Product.  If Array has the right to terminate this Agreement due to a material breach by Genentech, and if such breach relates solely to a given Licensed Product, Array may only exclude such Licensed Product from the scope of the License To Genentech, and Array may not terminate the entire Agreement.

EXHIBIT 10.57

[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

11.3     Termination for Convenience. Genentech shall have the right to terminate this Agreement in its entirety, in its sole discretion, upon sixty (60) days’ notice to Array.

11.4     Effects of Termination or Expiration.

(a)        Termination by Genentech for Array’s Material Breach.  In the event that Genentech terminates this Agreement pursuant to Section 11.2(a) (for Array’s material breach):

(i)         as of the Termination Date, the License To Genentech shall become irrevocable; and

(ii)        for sales of Licensed Products on or after the Termination Date, Genentech shall pay a royalty of [ * ] of Net Sales of a given Licensed Product for the remainder of the Royalty Terms for such Licensed Product (and such royalty shall be in lieu of a royalty based on the Royalty Rates and Royalty Adjustments, but shall otherwise be deemed a Royalty Payment, subject to Article 6); provided, however, if such termination is due to a knowing and willful breach of Array’s Exclusivity Obligations, the License To Genentech [ * ].

(b)        Termination by Genentech for Convenience or by Array for Genentech’s Material Breach.  In the event that Genentech terminates this Agreement pursuant to Section 11.3 (for Genentech’s convenience) or Array terminates this Agreement pursuant to Section 11.2(a) (for Genentech’s material breach):

(i)         as of the Termination Date, the License To Genentech shall terminate;

(ii)        with respect to Licensed Products for which Genentech Initiated Clinical Development prior to the Termination Date, for as long as Array (and Array Controlled Affiliates) continue to satisfy Array’s Exclusivity Obligations and Array continues to comply with the provisions of Article 10, Genentech shall continue to pay any Milestone Payments and Royalty Payments that would otherwise be owed to Array (but for such termination), in accordance with Article 5 and Article 6; provided, however, Array, in its sole discretion, may elect under this Section 11.4(b)(ii) at any time, to immediately terminate its Exclusivity Obligations and its compliance with the provisions of Article 10 by providing notice of such election to Genentech;

(iii)       within ninety (90) days after the Termination Date (unless otherwise agreed by Array), Genentech shall complete the transfer to Array (and/or to a designated Third Party) of all Transferred Technology and Materials, to the extent such Transferred Technology and Materials still exist and it is otherwise reasonable (where any costs related to such transfer to Array (or an Array Affiliate) shall be borne by Genentech and any

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[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

costs related to such transfer to a Third Party (other than an Array Affiliate) shall be borne by Array); and

(iv)       within sixty (60) days after the Termination Date, Array may provide a written notice to Genentech’s Alliance Manager that requests that Genentech provide a Product Enablement Package to Array (“Product Enablement Package Request”), and if Array makes a Product Enablement Package Request, the provisions of Section 11.4(c) shall apply.

(c)        Product Enablement Package.  In the event that Array makes a Product Enablement Package Request, the provisions of this Section 11.4(c) shall apply.

(i)         The Product Enablement Package may potentially include Know-How and materials that meet all the following requirements:  (A) as of the Termination Date, are Controlled by Genentech or a Genentech Controlled Affiliate and are reasonably collectible; (B) were made or developed in the course of developing, or otherwise incorporated into, an Array Compound or Array Licensed Product under this Agreement; and (C) are reasonably necessary for Array to manufacture, develop and commercialize Array Compounds and/or Array Licensed Products in the form existing as of the Termination Date, including (1) data, reports, SOPs and protocols; (2) regulatory filings and supporting documents; and (3) manufacturing process information and drug materials produced by or on behalf of Genentech or a Genentech Controlled Affiliate for clinical trials.  Following a Product Enablement Package Request from Array, Genentech shall identify Know-How and materials that meet all of the requirements for potential inclusion in the Product Enablement Package and provide a list of such Know-How and materials to Array’s Alliance Manager.

(ii)        Within thirty (30) days of Array’s receipt of the list of Know-How and materials under Section 11.4(c)(i) for potential inclusion in the Product Enablement Package (unless Genentech agrees to a longer period of time), (A) Array shall review such identified Know-How and materials (and Genentech shall respond in a timely manner to reasonable inquires and requests from Array in support of such review) and (B) if Array elects to proceed, Array shall provide a written notice to Genentech’s Alliance Manager that specifies the particular Know-How and materials to be included in the Product Enablement Package.  The Parties shall then negotiate (taking into account the value contributed by Genentech to any Array Compounds and Array Licensed Products existing as of the Termination Date) the terms and conditions of an agreement to be entered into by the Parties under which Genentech shall (A) provide the Product Enablement Package to Array and (B) grant a license to Array, under the Genentech IP and Patents and Know-How Controlled by a Genentech Controlled Affiliate (in all cases) that exists as of the Termination Date and is reasonably necessary to make, use, offer for sale, sell and import Array

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Compounds and Array Licensed Products in the form existing as of the Termination Date, which license shall be to make, use, offer for sale, sell and import Array Compounds and Array Licensed Products for which Genentech had Initiated Clinical Development.

(iii)       If the Parties are unable to agree on the financial terms and conditions of such an agreement under Section 11.4(c)(ii) within sixty (60) days after Genentech’s receipt of Array’s notice specifying the particular Know-How and materials to be included in the Product Enablement Package, the Dispute shall be resolved in accordance with the Dispute Resolution Provisions, including the provisions of Section 14.2(d) for resolving disputes under this Section 11.4(c)(iii) and, in such event, Array shall have the right (but not the obligation) to receive the Product Enablement Package and the license described in Section 11.4(c)(ii) on the financial terms and conditions selected by the arbitrators under Section 14.2(d).

(d)        [ * ].

(e)        Continuation of Sublicenses.  In the event that the License To Genentech terminates for any reason other than termination of this Agreement by Genentech pursuant to Section 11.3 (for Genentech’s convenience), or a Licensed Product is excluded from the scope of the License To Genentech, any existing sublicenses granted by Genentech or a Sublicensee under the License To Genentech to a Sublicensee (other than a Sublicensee that is a Genentech Affiliate), shall continue in full force and effect (but only for as long as such existing sublicense remains in force in accordance with its terms), provided that such Sublicensee agrees to be bound by all the terms and conditions of this Agreement that are applicable to such Sublicensee, including rendering directly to Array all payments and other obligations due to Array related to such sublicense (e.g., Milestone Payments for the achievement of Milestone Events by such Sublicensee and Royalty Payments based on sales of Licensed Products by such Sublicensee).  An existing sublicense that continues in accordance with this Section 11.4(e) shall continue to be sublicensable (in accordance with Section 4.1(d)) other than to Genentech or Genentech Affiliates.

11.5     Accrued Rights and Obligations. Except as otherwise expressly provided in this Agreement, termination of this Agreement shall not affect the rights and obligations of the Parties that accrued prior to the Termination Date.  Any right that a Party has to terminate this Agreement, and any rights or obligations that the Parties have under Article 11 in the case of such termination, shall be taken into account in determining other rights or remedies that such terminating Party may have at law or in equity or otherwise.

11.6     Survival. Except as otherwise expressly provided in this Agreement, the following shall survive this Agreement’s expiration or termination for any reason: (a) Sections 2.2(c), 4.2 (except if the License To Genentech has terminated or this Agreement has expired), 4.3, 5.3(c) and 7.6 (except if the License To Genentech has terminated or this

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[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

Agreement has expired) and (b) Article 1, Article 8 (except if the License To Genentech has terminated or this Agreement has expired), Article 9, Article 10 (except if the License To Genentech has terminated or this Agreement has expired), Article 11, Article 12, Article 13, Article 14 and Article 15 (as applicable).  To the extent applicable to a Section or Article that survives the expiration or termination of this Agreement, any other Sections and Articles that are (directly or indirectly) referenced in, or refer to, such surviving Section or Article shall survive.

Article 12
Representations and Warranties

12.1     Array Representations and Warranties. Array hereby represents and warrants the following to Genentech:

(a)        Array has the full right, power and authority, and has obtained all approvals, permits or consents necessary, to enter into this Agreement, to perform all of its obligations hereunder and to grant the licenses granted hereunder.

(b)        Array has not prior to the Effective Date entered into, and shall not following the Effective Date enter into, any agreement that conflicts in any way with this Agreement or Array’s obligations hereunder with respect to Array’s Compounds listed on Exhibit C.

(c)        To its knowledge, Array has not prior to the Effective Date entered into, and shall not following the Effective Date enter into, any agreement that conflicts in any way with this Agreement or Array’s obligations hereunder with respect to Licensed Products or Companion Diagnostics.

(d)        Array has not prior to the Effective Date agreed to grant in the future, and shall not following the Effective Date grant, any license, sublicense or other right to exploit any intellectual property rights that conflicts in any way with the licenses granted to Genentech under this Agreement.

(e)        [ * ].

(f)        As of the Effective Date, (i) Array has sufficient legal and/or beneficial title to grant to Genentech the License To Genentech and other licenses and rights purported to be granted to Genentech under this Agreement, and with respect to the Patents within the Existing Array IP, all fees required to be paid in order to maintain such Patents have been paid to

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[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

date, and none of such Patents have been abandoned or canceled for failure to prosecute or maintain them; [ * ]

(g)        [ * ]

(h)        Array has provided to Genentech copies of all Third Party License Agreements entered into prior to the Effective Date that include Array IP with respect to Array’s Compounds listed on Exhibit C, together with any agreements granting licenses or other rights to Third Parties thereunder.

(i)         To its knowledge, Array has provided to Genentech copies of all Third Party License Agreements entered into prior to the Effective Date that include Array IP with respect to Licensed Products or Companion Diagnostics, together with any agreements granting licenses or other rights to Third Parties thereunder.

(j)         In addition to those Third Party License Agreements referenced in Section 12.1(h) and Section 12.1(i), Array has provided to Genentech copies of all other Third Party agreements entered into prior to the Effective Date that relate to the Target and/or compounds that are Array Compounds as of the Effective Date.

(k)       The Clinical Materials (ARRY-575) provided to Genentech under this Agreement, at the time of delivery to Genentech (or its designated recipient or carrier), (i) conform to the applicable product specifications as of the Effective Date; (ii) were manufactured in compliance with the requirements of current good manufacturing practice and all applicable national, state and local laws, ordinances and governmental rules and regulations; (iii) comply with the manufacturer’s standard operating procedures; (iv) were manufactured in compliance with the applicable quality agreement(s); and (v) will be transferred free and clear of any liens, claims or encumbrances of any kind to the extent arising through or as a result of the acts or omissions of the manufacturer or Array, its Affiliates or their respective agents.

12.2     Genentech Representations and Warranties. Genentech hereby represents and warrants the following to Array:

(a)        Genentech has the full right, power and authority, and has obtained all approvals, permits or consents necessary, to enter into this Agreement and to perform all of its obligations hereunder.

(b)        [ * ]

(c)        [ * ]

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(d)        [ * ]

(e)        As of the Effective Date, (i) Genentech has legal and/or beneficial title to the Patents within the Genentech IP as of the Effective Date, all fees required to be paid by Genentech in order to maintain such Patents that claim GDC-0425 have been paid to date, and none of the such Patents have been abandoned or canceled for failure to prosecute or maintain them; (ii) [ * ]

(f)        [ * ]

(g)        [ * ]

12.3     Disclaimers. EXCEPT AS OTHERWISE EXPRESSLY PROVIDED IN THIS AGREEMENT, NEITHER PARTY MAKES ANY REPRESENTATION OR WARRANTY OF ANY KIND WITH RESPECT TO MATERIALS OR INFORMATION SUPPLIED BY IT TO THE OTHER PARTY HEREUNDER, AND EXPRESSLY DISCLAIMS ALL WARRANTIES, EXPRESS OR IMPLIED, INCLUDING BUT NOT LIMITED TO WARRANTIES OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE AND NON-INFRINGEMENT.

Article 13
Indemnification; Limitation on Liability; Insurance

13.1     Indemnification.

(a)        Definitions.  The following definitions are for purposes of Section 13.1:

(i)         “Claims” means claims, suits, actions, demands or other proceedings by any Third Party.

(ii)        “Indemnitee” means, as applicable, a Array Indemnitee (as defined in Section 13.1(b)(i)) or a Genentech Indemnitee (as defined in Section 13.1(c)(i)).

(iii)       “Losses” means any and all liabilities, damages, settlements, penalties, fines, costs or expenses (including, reasonable attorneys’ fees and other expenses of litigation).

(b)        Indemnification by Genentech.

(i)         Indemnification Scope.  Genentech hereby agrees to indemnify, defend and hold harmless each of Array and its officers, directors, employees and agents (for

EXHIBIT 10.57

[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

purposes of Section 13.1, each, an “Array Indemnitee”) from and against Losses resulting directly from Claims to the extent attributable to (A) Genentech’s breach of its representations or warranties under this Agreement or (B) activities performed by Genentech under this Agreement, including the discovery, development, manufacture, use, handling, storage, sale or other disposition of Licensed Products by Genentech under this Agreement.  Genentech’s obligations under this Section 13.1(b)(i) shall not apply to the extent that any such Losses are attributable to (A) Array’s breach of its representations or warranties under this Agreement or (B) the negligence or willful misconduct of any Array Indemnitees.

(ii)        Indemnification Procedures.  Array shall (A) notify Genentech of any Claim for which it seeks to exercise its rights under Section 13.1(b)(i) as soon as reasonably possible after it receives notice of such Claim; (B) permit Genentech to assume the sole control of the defense thereof, with counsel mutually satisfactory to the Parties, including the right to settle or conclude such defense; (C) cooperate as reasonably requested (at the expense of Genentech) in the defense of such Claim; and (D) not settle such Claim without the express, prior written consent of Genentech.  Genentech’s obligations under Section 13.1(b)(i) shall not apply to amounts paid in settlement of any Claims if such settlement is effected without Genentech’s consent.

(c)        Indemnification by Array.

(i)         Indemnification Scope.  Array hereby agrees to indemnify, defend (if requested by Genentech) and hold harmless each of Genentech and its officers, directors, employees and agents (for purposes of Section 13.1, each, a “Genentech Indemnitee”) from and against Losses resulting directly from Claims to the extent attributable to (A) Array’s breach of its representations or warranties under this Agreement or (B) activities performed by Array under this Agreement.  Array’s obligations under this Section 13.1(c)(i) shall not apply to the extent that any such Losses are attributable to (A) Genentech’s breach of its representations or warranties under this Agreement or (B) the negligence or willful misconduct of any Genentech Indemnitees.

(ii)        Indemnification Procedures.  Genentech shall notify Array of any Claim for which it seeks to exercise its rights under Section 13.1(c)(i) as soon as reasonably possible after it receives notice of such Claim.  If requested by Genentech, Array shall assume control of the defense thereof, with counsel mutually satisfactory to the Parties, including the right to settle or conclude such defense.  In the event that Genentech requests that Array assume such control, Genentech shall (A) cooperate as reasonably requested (at the expense of Array) in the defense of such Claim and (B) not settle such Claim without the express, prior written consent of Array.  Array’s obligations under Section 13.1(c)(i) shall not apply to amounts paid in settlement of any Claims if such settlement is effected without Array’s consent.

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(d)        Limitations.  The failure of an Indemnitee to deliver notice to the other Party (for purposes of this Section 13.1(d), the “Indemnitor”) within a reasonable time after the commencement of any Claim for which such Indemnitee seeks to exercise its rights under Section 13.1, if prejudicial to the Indemnitor’s ability to defend such Claim, shall relieve the Indemnitor of its obligation to the Indemnitees under Section 13.1.  The Parties agree that only Array or Genentech may seek to exercise the rights under Section 13.1 (on its own behalf or on behalf of its Indemnitees), and other Indemnitees may not directly seek to exercise such rights.

13.2     Limitation on Liability. IN NO EVENT SHALL EITHER PARTY BE LIABLE FOR ANY CONSEQUENTIAL, INDIRECT, INCIDENTAL OR PUNITIVE DAMAGES, HOWEVER CAUSED; PROVIDED HOWEVER, NOTHING IN THIS SECTION 13.2 IS INTENDED TO LIMIT THE RIGHTS OR OBLIGATIONS OF EITHER PARTY UNDER SECTION 13.1.

13.3     Insurance.

(a)        General.  Each Party shall maintain insurance coverage as set forth in Section 13.3 at its own cost; provided, however, Genentech has the right, in its sole discretion, to self-insure, in part or in whole, for any such coverage.  The insurance policies for such coverage shall be an occurrence form, but if only a claims-made form is available to a Party, such Party shall maintain such coverage for at least five (5) years after such Party has no further obligations under this Agreement.  Insurance coverage shall be primary insurance with respect to each Party’s own participation under this Agreement and shall be maintained with an insurance company or companies having an A.M. Best’s rating (or its equivalent) of A-VII or better.  On written request, each Party shall provide to the other Party certificates of insurance evidencing the insurance coverage required under Section 13.3.  Each Party shall provide to the other Party at least thirty (30) days’ notice of any cancellation, nonrenewal or material change in any of the required insurance coverages.

(b)        Commercial General Liability Insurance.  Each Party shall maintain commercial general liability insurance (including contractual liability, personal advertising and products/completed operations coverage) with limits not less than [ * ].  Each Party shall name the other Party as an additional insured by endorsement under its commercial general liability insurance.

(c)        Products Liability Insurance.  Commencing not later than thirty (30) days prior to the first use in humans of the Clinical Materials (ARRY-575) in a clinical trial conducted by or on behalf of Genentech, Array shall have and maintain such type and amounts of products liability insurance covering such use of the Clinical Materials (ARRY-575) as is normal and customary in the industry generally for parties similarly situated, but, in any event,

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with a minimum combined single limit per occurrence for products liability of [ * ] for any period during which the Clinical Materials (ARRY-575) are being so used.

Article 14
Dispute Resolution

14.1     Internal Resolution. Except as otherwise expressly provided in this Agreement, any Disputes shall be first referred to a Genentech Vice President and the Chief Executive Officer of Array for resolution, prior to proceeding under the other provisions of Article 14.  A Dispute shall be referred to such executives upon one Party providing the other Party with notice that such Dispute exists, and such executives (or their designees) shall attempt to resolve such Dispute through good faith discussions.  In the event that such Dispute is not resolved within thirty (30) days of such other Party’s receipt of such notice, subject to Section 14.3, either Party may initiate the Dispute resolution provisions in Section 14.2.  The Parties agree that any discussions between such executives (or their designees) regarding such Dispute do not constitute settlement discussions, unless the Parties agree otherwise in writing.

14.2     Arbitration.

(a)        Rules.  Except as otherwise expressly provided in this Agreement (including under Section 14.3), the Parties agree that any Dispute not resolved internally by the Parties pursuant to Section 14.1 shall be resolved through binding arbitration conducted by the American Arbitration Association in accordance with the then prevailing Commercial Arbitration Rules of the American Arbitration Association (for purposes of Article 14, the “Rules”), except as modified in this Agreement, applying the substantive law specified in Section 15.2.

(b)        Arbitrators; Location.  Each Party shall select one (1) arbitrator, and the two (2) arbitrators so selected shall choose a third arbitrator.  All three (3) arbitrators shall serve as neutrals and have at least ten (10) years of (i) dispute resolution experience (which may include judicial experience) or (ii) legal or business experience in the biotech or pharmaceutical industry.  In any event, at least one (1) arbitrator shall satisfy the foregoing experience requirement under clause (ii).  If a Party fails to nominate its arbitrator, or if the Parties’ arbitrators cannot agree on the third arbitrator, the necessary appointments shall be made in accordance with the Rules.  Once appointed by a Party, such Party shall have no ex parte communication with its appointed arbitrator.  The arbitration proceedings shall be conducted in San Francisco if Array initiates the arbitration or in Denver, Colorado if Genentech initiates the arbitration.

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(c)        General Procedures; Awards.  Each Party agrees to use reasonable efforts to make all of its current employees available, if reasonably needed, and agrees that the arbitrators may deem any party as “necessary.”  The arbitrators shall be instructed and required to render a written, binding, non-appealable resolution and award on each issue that clearly states the basis upon which such resolution and award is made.  The written resolution and award shall be delivered to the Parties as expeditiously as possible, but in no event more than ninety (90) days after conclusion of the hearing, unless otherwise agreed by the Parties.  Judgment upon such award may be entered in any competent court or application may be made to any competent court for judicial acceptance of such an award and order for enforcement.  Each Party agrees that, notwithstanding any provision of applicable law or of this Agreement, it will not request, and the arbitrators shall have no authority to award, punitive or exemplary damages against any Party.

(d)        Specific Procedures for a Product Enablement Package/License.  In addition to the other Dispute Resolution Provisions, with respect to Disputes arising under Section 11.4(c)(iii): (i) each Party shall prepare a written report setting forth its position with respect to the financial terms and conditions under which Genentech shall provide the Product Enablement Package and grant the associated license to Array, together with supporting documents or affidavits as such Party deems appropriate; (ii) the arbitrators shall not order nor require discovery against either Party; and (iii) the arbitrators shall select one of the Party’s positions as their decision, and shall not have authority to render any substantive decision other than to so select the position of either Genentech or Array.

(e)        Costs.  The “prevailing” Party, as determined by the arbitrators, shall be entitled to (i) its share of fees and expenses of the arbitrators and (ii) its attorneys’ fees and associated costs and expenses.  In determining which Party “prevailed,” the arbitrators shall consider (i) the significance, including the financial impact, of the claims prevailed upon and (ii) the scope of claims prevailed upon, in comparison to the total scope of the claims at issue.  If the arbitrators determine that, given the scope of the arbitration, neither Party “prevailed,” the arbitrators shall order that the Parties (i) share equally the fees and expenses of the arbitrators and (ii) bear their own attorneys’ fees and associated costs and expenses.

(f)        Interim Equitable Relief.  Notwithstanding anything to the contrary in Section 14.2 in the event that a Party reasonably requires relief on a more expedited basis than would be possible pursuant to the procedure set forth in Article 14, such Party may seek a temporary injunction or other interim equitable relief in a court of competent jurisdiction pending the opportunity of the arbitrators to review the decision under Section 14.2.  Such court shall have no jurisdiction or ability to resolve Disputes beyond the specific issue of temporary injunction or other interim equitable relief.

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(g)        Protective Orders; Arbitrability.  At the request of either Party, the arbitrators shall enter an appropriate protective order to maintain the confidentiality of information produced or exchanged in the course of the arbitration proceedings.  The arbitrators shall have the power to decide all questions of arbitrability.

14.3     Subject Matter Exclusions. Notwithstanding the provisions of Section 14.2, any Dispute not resolved internally by the Parties pursuant to Section 14.1 that involves the validity, infringement or enforceability of a Patent included in a license granted in this Agreement (a) that is issued in the United States shall be subject to actions before the United States Patent and Trademark Office and/or submitted exclusively to the federal court located in the jurisdiction of the district where any of the defendants reside; and (b) that is issued in any other country (or region) shall be brought before an appropriate regulatory or administrative body or court in that country (or region), and the Parties hereby consent to the jurisdiction and venue of such courts and bodies.

Article 15
Miscellaneous

15.1     Notices. Except as otherwise expressly provided in this Agreement, any notice required under this Agreement shall be in writing, shall specifically refer to this Agreement and shall be sent in accordance with the provisions of this Section 15.1.  Notices shall be sent via one of the following means and will be effective (a) on the date of delivery, if delivered in person; (b) on the date of receipt, if sent by a facsimile (with delivery confirmed); or (c) on the date of receipt, if sent by private express courier or by first class certified mail, return receipt requested (or its equivalent).  Any notice sent via facsimile shall be followed by a copy of such notice by private express courier or by first class mail.  Notices shall be sent to the other Party at the addresses set forth below.  Either Party may change its addresses for purposes of this Section 15.1 by sending written notice to the other Party.

If to Array:

Array BioPharma Inc.

3200 Walnut Street

Boulder, Colorado 80301

Attn:  Chief Operating Officer

Telephone:  (303) 381-6699

Facsimile:  (303) 381-6697

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with a required copy to:

Array BioPharma Inc.

3200 Walnut Street

Boulder, Colorado 80301

Attn:  General Counsel

Telephone:  (303) 381-6679

Facsimile:  (303) 386-1290

If to Genentech:

Genentech, Inc.

1 DNA Way,

South San Francisco, CA 94080

Attn:  Corporate Secretary

Telephone:  (650) 225-1000

Facsimile:  (650) 467-9146

and to:

F. Hoffmann-La Roche Ltd

Grenzacherstrasse 124

CH-4070 Basel

Switzerland

Attention:  Group Legal Department

Facsimile:  41 61 688 13 96

with a required copy to:

Genentech, Inc.

1 DNA Way,

South San Francisco, CA 94080

Attn:  Head of Alliance Management, gPartnering

Telephone:  (650) 225-1000

Facsimile:  (650) 225-3009

and to:

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[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

F. Hoffmann-La Roche Ltd

Grenzacherstrasse 124

CH-4070 Basel

Switzerland

Attention:  Global Head, Alliance Management and Operations

Facsimile:  41 61 688 79 90

15.2     Governing Law. This Agreement shall be governed by and construed under the laws of the State of Delaware, without regard to conflict of laws principles.  The Parties hereby exclude from this Agreement the application of the United Nations Convention on Contracts for the International Sale of Goods.

15.3     Actions of Affiliates. Each Party may exercise its rights or perform its obligations under this Agreement personally or through one or more Affiliates, provided that such Party shall nonetheless be primarily liable for the performance of its Affiliates and for any failure by its Affiliates to comply with the restrictions, limitations and obligations set forth in this Agreement.

15.4     Assignment. Except as otherwise expressly provided in this Agreement, neither Party may assign any of its rights or delegate any of its obligations under this Agreement without the prior written consent of the other Party, such consent not to be unreasonably withheld.  Either Party may assign this Agreement, in its entirety, to (a) an Affiliate or (b) an acquirer of all its capital stock (by reverse triangular merger or otherwise) or all or substantially all its assets relating to the subject matter of this Agreement, provided, in each case, that the party to which this Agreement is assigned expressly agrees in writing to assume and be bound by the obligations of the assigning Party under this Agreement.  A copy of such writing shall be provided to the non-assigning Party within thirty (30) days of the assignment.  Subject to the foregoing, this Agreement will inure to the benefit of and bind the Parties’ successors and assigns.  Any assignment in contravention of the foregoing shall be null and void.

15.5     Force Majeure. Neither Party shall be deemed to have breached this Agreement for failure to perform its obligations under this Agreement to the extent such failure results from causes beyond the reasonable control of the affected Party, such causes including acts of God, earthquakes, fires, floods, embargoes, wars, acts of terrorism, insurrections, riots, civil commotions, omissions or delays in action by any governmental authority, acts of a government or agency thereof and judicial orders or decrees.  If a force majeure event occurs, the Party unable to perform shall promptly notify the other Party of the occurrence of such event, and the Parties shall meet (in person or telephonically) promptly thereafter to discuss the circumstances relating thereto.  The Party unable to perform shall (a) provide reasonable status updates to the

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other Party from time to time; (b) use commercially reasonable efforts to mitigate any adverse consequences arising out of its failure to perform; and (c) resume performance as promptly as possible.

15.6     Relationship of the Parties. The Parties to this Agreement are independent contractors, and nothing contained in this Agreement shall be deemed or construed to create a partnership, joint venture, employment, franchise, agency or fiduciary relationship between the Parties.

15.7     Amendment; Waiver. Except as otherwise expressly provided in this Agreement, no amendment to this Agreement shall be effective unless made in writing and executed by an authorized representative of each Party.  A Party’s failure to exercise, or delay in exercising, any right, power, privilege or remedy under this Agreement shall not (a) operate as a waiver thereof or (b) operate as a waiver of any other right, power, privilege or remedy.  A waiver will be effective only upon the written consent of the Party granting such waiver.

15.8     Construction; Captions. Each Party acknowledges that it participated in the negotiation and preparation of this Agreement and that it had the opportunity to consult with an attorney of its choice in connection therewith.  Ambiguities, if any, in this Agreement shall not be construed against either Party, irrespective of which Party may be deemed to have drafted the Agreement or authorized the ambiguous provision.  Capitalized terms defined in the singular shall include the plural and vice versa.  The terms “includes” and “including” mean “includes, without limitation,” and “including, without limitation,” respectively.  Titles, headings and other captions are for convenience only and shall not affect the meaning or interpretation of this Agreement.

15.9     Severability. If any of the provisions of this Agreement are held to be illegal, invalid or unenforceable, such illegal, invalid or unenforceable provisions shall be replaced by legal, valid and enforceable provisions that will achieve to the maximum extent possible the intent of the Parties, and the other provisions of this Agreement shall remain in full force and effect.

15.10   Entire Agreement. This Agreement contains the entire understanding between the Parties with respect to the subject matter hereof and supersedes and terminates all prior agreements, understandings and arrangements between the Parties with respect to such subject matter, whether written or oral.

15.11   Counterparts; Facsimiles. This Agreement may be executed in two (2) or more counterparts, each of which will be deemed an original, but all of which together will constitute one and the same instrument.  A facsimile (including a PDF image delivered via email) copy of

EXHIBIT 10.57

[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

this Agreement, including the signature pages hereto, will be deemed to be an original.  Notwithstanding the foregoing, the Parties shall deliver original execution copies of this Agreement to one another as soon as practicable following execution thereof.

[Signature page follows]

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IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed by their respective duly authorized representatives as set forth below.

ARRAY BIOPHARMA INC.		GENENTECH, INC.

Signed:	/s/ Robert E. Conway	Signed:	/s/ Robert Andreatta

Name:	Robert E. Conway	Name:	Robert Andreatta

Title:	Chief Executive Officer	Title:	VP, Controller

F. HOFFMANN-LA ROCHE, LTD

		Signed:	/s/ Zan Zabrowski

		Name:	Zan Zabrowski

		Title:	General Head, Roche Partnering

		Signed:	/s/ Stefan Arnold

		Name:	Stefan Arnold

		Title:	Head Legal Pharma

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EXHIBIT A

LISTED ARRAY TECHNOLOGY AND MATERIALS

Array Technology and Materials shall include, among other items, the following:

[ * ]

Exhibit A-1

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EXHIBIT B

PRESS RELEASE

CONTACT:     Tricia Haugeto

(303) 386-1193

thaugeto@arraybiopharma.com

ARRAY ANNOUNCES NEW ONCOLOGY AGREEMENT WITH GENENTECH

Boulder, Colo., (August X, 2011) –Array BioPharma (Nasdaq: ARRY) today announced an oncology agreement with Genentech, a member of the Roche Group (SIX: RO, ROG; OTCQX: RHHBY), for the development of each company’s small-molecule Checkpoint kinase 1 (ChK-1) program.  The programs include Genentech’s compound GDC-0425 (RG7602), currently in Phase 1, and Array’s compound ARRY-575, which is being prepared for an investigational new drug application to initiate a Phase 1 trial in cancer patients.

Under the terms of the agreement, Genentech is responsible for all clinical development and commercialization activities.  Array will receive an upfront payment of $28 million and is eligible to receive clinical and commercial milestone payments up to $685 million and up to double-digit royalties on sales of any resulting drugs.  Full financial terms have not been disclosed.

“We’re delighted to expand our long-standing relationship with Genentech, a leading innovator of important new cancer therapies,” said Robert E. Conway, chief executive officer, Array BioPharma.  “Combining both companies’ programs will maximize our chances for success in developing and commercializing this novel cancer therapy. We believe ChK-1 inhibition is a key strategy for enhancing the efficacy of chemotherapeutic and other agents in cancer patients.”

ChK-1 is a protein kinase that regulates the tumor cell’s response to DNA damage often caused by treatment with chemotherapy.  In response to DNA damage, ChK-1 blocks cell cycle progression in order to allow for repair of damaged DNA, thereby limiting the efficacy of chemotherapeutic agents.  Inhibiting ChK-1 in combination with chemotherapy can enhance tumor cell death by preventing these cells from recovering from DNA damage. Both GDC-0425 and ARRY-575 are highly selective, oral ChK-1 inhibitors designed to enhance the efficacy of some chemotherapeutic agents.

Exhibit B-1

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Genentech and Array Relationship

Genentech and Array have worked together since 2004 to advance certain oncology programs into clinical development.  In 2010, one resulting drug, GDC-0068, an AKT inhibitor, entered Phase 1 clinical testing.  GDC-0068 is currently advancing into a Phase 1b trial.  Array researchers continue to advance other preclinical programs under Array’s collaboration agreement with Genentech.

About Array BioPharma

Array BioPharma Inc. is a biopharmaceutical company focused on the discovery, development and commercialization of targeted small-molecule drugs to treat patients afflicted with cancer and inflammatory diseases. Our proprietary drug development pipeline includes clinical candidates that are designed to regulate therapeutically important target proteins and are aimed at significant unmet medical needs. For more information on Array, please go to www.arraybiopharma.com.

Array BioPharma Forward-Looking Statement

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements about our potential to earn future milestone and royalty payments under our agreement with Genentech, the potential for the results of preclinical and clinical trials to support regulatory approval or the marketing success of a drug candidate and future plans to progress and develop ARRY-575 and other compounds covered by the License Agreement. These statements involve significant risks and uncertainties, including those discussed in our most recent annual report filed on form 10-K, in our quarterly reports filed on Form 10-Q, and in other reports filed by Array with the Securities and Exchange Commission. Because these statements reflect our current expectations concerning future events, our actual results could differ materially from those anticipated in these forward-looking statements as a result of many factors. These factors include, but are not limited to, our ability to continue to fund and successfully progress internal research and development efforts and to create effective, commercially viable drugs; the ability of Array and our collaborators to effectively and timely conduct clinical trials in light of increasing costs and difficulties in locating appropriate trial sites and in enrolling patients who meet the criteria for certain clinical trials; risks associated with dependence on third-party service providers to successfully conduct clinical trials within and outside the United States; our ability to achieve and maintain profitability and maintain sufficient cash resources; risks associated with our dependence on our collaborators for the clinical development and commercialization of our out-licensed drug candidates; the ability of our collaborators and of Array BioPharma Inc. to meet objectives tied to milestones and royalties; our ability to attract and retain experienced scientists and management. We are providing this information as of August X, 2011. We undertake no duty to

Exhibit B-2

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update any forward-looking statements to reflect the occurrence of events or circumstances after the date of such statements or of anticipated or unanticipated events that alter any assumptions underlying such statements.

Exhibit B-3

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EXHIBIT C

LISTED COMPOUNDS

Genentech’s Compounds

GDC-0425 and [ * ]

Array’s Compounds

ARRY-575 and the Compounds in the following table: [ * ]

Exhibit D-1

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Exhibit D

COMPOUND ASSAY & COMPOUND CRITERIA

Biochemical Assay:

Compound Assay: [ * ]

Compound Criteria: [ * ]

Cellular Assay:

Compound Assay: [ * ]

Compound Criteria: [ * ]

Exhibit D-2

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EXHIBIT E

[ * ]

Exhibit E-1

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EXHIBIT F

SPECIFICATIONS FOR CLINICAL MATERIALS (ARRY-575)

RSD0043-015.01 [ * ]

RSD0043-060.01 [ * ]

RSC0251.01 [ * ]

Exhibit F-1